Exhibit 2.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

AtlasClear Holdings,

AC Ark Subco 1, Inc.

AC Ark Subco 2, LLC,

Ark Financial Services, Inc.,

The Robert D. Keyser, Jr. Revocable Trust

and

Robert D. Keyser, Jr.

dated as of October 14, 2026

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ii

EXHIBITS

Exhibit A	Form of Registration Rights and Lock-up Agreement
Exhibit B	Form of Initial Seller Note
Exhibit C	Sample Revenue Calculation
Exhibit D	Warrants and Economic Participations to be Distributed
Exhibit E	Form of Employment Agreement
Exhibit F	Form of Release
Exhibit G	Special Indemnities

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BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of October 14, 2026, is made by and among AtlasClear Holdings, Inc., a Delaware corporation (“AtlasClear”), AC Ark Subco 1, Inc., a Delaware corporation (“Merger Sub”), AC Ark Subco 2, LLC, a Delaware limited liability company (“Merger Sub II” and together with Merger Sub, the “Merger Subs”), Ark Financial Services, Inc., a Delaware corporation (the “Company”), the Robert D. Keyser, Jr. Revocable Trust, a Florida revocable trust (the “Trust”), and Robert D. Keyser, Jr., an individual (the “Beneficial Owner”; and collectively with the Trust, the “Majority Stockholder”). Except to the extent expressly set forth herein, the Trust and the Beneficial Owner shall be responsible, jointly and severally, for all obligations of the Majority Stockholder hereunder and all actions taken (or not taken) shall be deemed taken (or not taken) by the Trust and the Beneficial Owner jointly and severally. AtlasClear, the Merger Subs, the Company and the Majority Stockholder shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, AtlasClear is a technology enabled financial services platform and the Merger Subs are, as of the date of this Agreement and will be as of the Closing Date, wholly-owned direct Subsidiaries of AtlasClear that were formed for purposes of consummating the Transactions and the Ancillary Documents;

WHEREAS, on the date hereof and simultaneously with the execution hereof, AtlasClear shall purchase 24.9% of the issued and outstanding equity of the Company from the Majority Stockholder (the “Purchased Shares”) in exchange for the Initial Purchase Price;

WHEREAS, on the Closing Date, (a) Merger Sub will merge with and into the Company (the “First Merger”), with the Company as the surviving company in the First Merger and, after giving effect to the First Merger, the Company will be a wholly-owned Subsidiary of AtlasClear (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Company”), (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Company will merge with and into Merger Sub II (the “Second Merger”, together with the First Merger, the “Mergers” and collectively with the other transactions contemplated by this Agreement and the Ancillary Documents (as defined below), the “Transactions”), with Merger Sub II being the surviving entity of the Second Merger (Merger Sub II, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Surviving Entity”) and (c) each Company Share will be automatically converted as of the First Effective Time into the right to receive a portion of the Stage 2 Transaction Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, simultaneously with the execution of this Agreement, AtlasClear, certain shareholders of AtlasClear (the “AtlasClear Shareholders”) and the Majority Stockholder will enter into a Registration Rights and Lock-up Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights and Lock-up Agreement”), pursuant to which, among other things, the parties will (a) be granted certain registration rights with respect to their respective AtlasClear Shares, and (b) for the designated period specified therein, shall not transfer their AtlasClear Shares, in each case, subject to the terms and upon the conditions set forth in the Registration Rights and Lock-up Agreement;

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, and (b) the Mergers constitute a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a) and (b), the “Intended Tax Treatment”).

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NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3.

“Ancillary Documents” means the Registration Rights and Lock-up Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the Transactions.

“Anti-Corruption Laws” means, collectively, the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA) and any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Appraiser” has the meaning set forth in Section 2.7(c).

“AtlasClear” has the meaning set forth in the introductory paragraph to this Agreement.

“AtlasClear Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by AtlasClear on the date of this Agreement.

“AtlasClear Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization and Qualification), Section 5.2 (Authority), Section 5.4 (Brokers), Section 5.7 (Capitalization) and Section 5.8 (Valid Issuance of AtlasClear Shares).

“AtlasClear Indemnified Parties” has the meaning set forth in Section 9.3.

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“AtlasClear Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the ability of any AtlasClear Party to consummate the Mergers in accordance with the terms of this Agreement; provided, however, that none of the following shall be taken into account in determining whether an AtlasClear Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any AtlasClear Party operates, or (vi) the execution or public announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of any AtlasClear Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 5.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the Transactions or the condition set forth in Section 7.2(a) to the extent it relates to such representations and warranties); provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) may be taken into account in determining whether an AtlasClear Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on AtlasClear relative to other similarly situated companies operating in the industries or markets in which AtlasClear operates.

“AtlasClear Non-Party Affiliates” means, collectively, each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any AtlasClear Party (other than, for the avoidance of doubt, any AtlasClear Party).

“AtlasClear Parties” means, collectively, AtlasClear and the Merger Subs (and each, individually, a “AtlasClear Party”).

“AtlasClear Shareholders” has the meaning set forth in the recitals to this Agreement.

“AtlasClear Shares” means shares of AtlasClear common stock.

“AtlasClear Stockholder Approval” has the meaning set forth in Section 6.10.

“Basket Amount” has the meaning set forth in Section 9.4(a).

“Beneficial Owner” has the meaning set forth in the preamble of this Agreement.

“Business” means the business of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“Calculation Date” has the meaning set forth in Section 2.5(a)(i).

“Cap” has the meaning set forth in Section 9.4(b).

“Certificates” has the meaning set forth in Section 2.1(b)(viii).

“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of this Agreement, any Ancillary Document or the Transactions or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction (in the case of this clause (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document or one or more circumstances, matters, transactions or events unrelated to this Agreement or the Ancillary Documents). Notwithstanding the foregoing or anything to the contrary herein, Change of Control Payments shall not include (i) the AtlasClear Shares to be issued pursuant hereto, (ii) any payments made in the ordinary course of business consistent with past practice, (iii) any payments required under existing Contracts entered into prior to the date of this Agreement in the ordinary course of business and not in contemplation of the transactions contemplated hereby, and (iv) any severance payments made pursuant to existing severance policies or agreements in effect prior to the date of this Agreement that are triggered by a termination of employment without cause or resignation for good reason (and not solely by the consummation of the transactions contemplated hereby).

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“Claim” means any claim, action, litigation, inquiry, proceeding (arbitral, administrative, legal or otherwise, including any informal proceeding), cause of action, audit, suit, settlement, stipulation, hearing, investigation, charge, complaint, demand or similar matter.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 6.4(b).

“Closing Net Capital Amount” has the meaning set forth in Section 2.7(a).

“Closing Press Release” has the meaning set forth in Section 6.4(b).

“CMA” has the meaning set forth in Section 6.7.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Company and its controlled Affiliates, taken as a whole, or a majority of the voting power of Equity Securities of the Company, or (ii) acquires, is granted, leased or licensed or otherwise purchases all or substantially all of assets, properties or businesses of the Company and its controlled Affiliates, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, liquidation, dissolution, recapitalization, reorganization, amalgamation, scheme of arrangement, purchase of assets, share exchange, business combination, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any issuance, sale or acquisition of any portion of the Equity Securities or voting power or similar investment in the Company or any of its Subsidiaries. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions shall constitute a Company Acquisition Proposal.

“Company Board” means the board of directors of the Company.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to AtlasClear by the Company on the date of this Agreement.

“Company Dissenting Shares” has the meaning set forth in Section 2.1(b)(xi).

“Company Dissenting Stockholders” has the meaning set forth in Section 2.1(b)(xi).

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a), Section 3.2(c) and Section 3.2(g) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8 (Absence of Changes), Section 3.17 (Brokers), Section 3.22 (Broker-Dealer Matters) and Article IV.

“Company Intellectual Property” means collectively, Company Owned Intellectual Property and Company Licensed Intellectual Property.

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“Company IT Systems” means all computer systems, computer software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed or leased by a Group Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

“Company Material Adverse Effect” means any event, circumstance, effect or occurrence that, individually or in the aggregate with any other event, circumstance, effect or occurrence, that could reasonably be expected to give rise to (or has given rise to) the occurrence of any of the following: (a) a material adverse effect on the business, results of operations or financial condition of the Group Companies, taken as a whole or, the ability of the Company to consummate the Mergers in accordance with the terms of this Agreement; (b) any material FINRA or SEC enforcement action, investigation, examination, deficiency, or wells notice issued against the Company or its Subsidiaries, or any of their respective registered principals, (c) any suspension, restriction, or revocation of the Company or its Subsidiaries’ respective FINRA membership or any other material regulatory license, (d) any material change in the Company or its Subsidiaries’ respective net capital requirements or regulatory status, (e) any decline in annualized revenue of the Company and its Subsidiaries of twenty percent (20%) or more as compared to the same period in the prior year, (f) the commencement or threat of any litigation, arbitration, or regulatory proceeding against the Company or its Subsidiaries that could reasonably be expected to result in liability in excess of $500,000 individually or $1,000,000 in the aggregate, (g) any failure of Dawson James to have Net Capital in an amount greater than or equal to the Required Net Capital Amount at any time for any reason, and (h) any early warning notification triggered under FINRA or SEC rules; provided, however, that, in the case of clause (a), the occurrence of any of the following after the date of this Agreement shall not be taken into account: (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws or the interpretation or enforcement thereof by any Governmental Entity, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the Transactions or the condition set forth in Section 7.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii) through (x)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing, (ix) any actions taken or omitted to be taken by any Group Companies at the written request or with the written consent of AtlasClear, (x) any changes in GAAP or other applicable accounting standards or the interpretation thereof, (xi) any loss of employees, customers, suppliers, distributors, licensors, licensees or other business partners to the extent resulting from the public announcement or pendency of the Transactions, or (xii) any litigation arising from or relating to this Agreement or the transactions contemplated hereby; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) through (xii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

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“Company Net Capital” has the meaning set forth in Section 2.7(a).

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company Owned Intellectual Property” means all Intellectual Property Rights owned or purported to be owned by a Group Company.

“Company Personal Information” has the meaning set forth in Section 3.20(b).

“Company Product” means any products or services, developed, owned, performed, offered, marketed, out-licensed, sold, distributed or otherwise made available by or on behalf of any Group Company, from which any Group Company has derived in the three (3) years prior to the date of this Agreement, is currently deriving, or is scheduled to derive, revenue from the sale, license or provision thereof, including products or services under development.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed in the name of any Group Company.

“Company Related Party” has the meaning set forth in Section 3.19.

“Company Related Party Transactions” has the meaning set forth in Section 3.19.

“Company Shares” means, collectively, the issued and outstanding Equity Securities of the Company.

“Company Stockholder” means each holder of Company Shares, and “Company Stockholders” means all such holders, collectively.

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“Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated as of June 18, 2025, by and between Dawson James and AtlasClear.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Data Privacy Commitments” has the meaning set forth in Section 3.20(b).

“Dawson James” means Dawson James Securities, Inc., a Florida corporation and wholly-owned Subsidiary of the Company.

“Deferred Consideration Cap” has the meaning set forth in Section 2.5(a)(ii).

“Deferred Consideration Objection Notice” has the meaning set forth in Section 2.5(c).

“Deferred Consideration Payment Amount” has the meaning set forth in Section 2.5(b).

“Deferred Consideration Period” has the meaning set forth in Section 2.5(a)(iii).

“Deferred Consideration Statement” has the meaning set forth in Section 2.5(c).

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” means the Delaware Limited Liability Company Act.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract that any Group Company maintains, sponsors or contributes to, or under or with respect to which any Group Company has any Liability, other than any plan sponsored or maintained by a Governmental Entity.

“Environmental Laws” means any Law relating to (a) the protection of the environment or natural resources; (b) the protection of employee health or safety (to the extent relating to exposure to Hazardous Substances); or (c) the manufacture, handling, transport, use, treatment, storage, disposal, or release or threatened release of Hazardous Substances, including the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (including as amended by the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Solid Waste Disposal Act (including as amended by the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks)), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Endangered Species Act, 16 U.S.C. § 1531 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; and the River and Harbors Appropriation Act, 33 U.S.C. § 403 et seq.

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“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that together with any Group Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

“Escrow Agent” means Dynamic Stock Transfer, Inc. or such other escrow and transfer agent as mutually agreed by AtlasClear and the Majority Stockholder.

“Escrow Agreement” means that certain escrow agreement, to be entered into at Closing by and among AtlasClear, the Majority Stockholder and the Escrow Agent pursuant to which AtlasClear shall deliver the Indemnity Escrow Amount to the Escrow Agent.

“Estimated Net Capital Statement” has the meaning set forth in Section 2.7(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excess Net Capital Amount” has the meaning set forth in Section 2.7(d)(ii).

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Final Determination Date” has the meaning set forth in Section 2.5(a)(iv).

“Financial Statements” has the meaning set forth in Section 3.4(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Certificate of Merger” has the meaning set forth in Section 2.1(b)(i).

“First Effective Time” has the meaning set forth in Section 2.1(b)(i).

“First Merger” has the meaning set forth in the recitals to this Agreement.

“FOCUS Reports” means all Financial and Operational Combined Uniform Single Reports on Form X-17A-5, including all applicable parts, schedules, attachments, amendments and supplements thereto, filed by Dawson James with the SEC, FINRA or any other applicable Governmental Entity pursuant to Rule 17a-5 under the Exchange Act or any successor form, rule or requirement.

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies for its current or former employees, officers, directors or other individual service providers located outside of the United States.

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“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce such Party to enter into this Agreement, (d) such other Party’s justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) such other Party suffering damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any Claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a Claim for fraud or alleged fraud) based on negligence or recklessness.

“Fundamental Representations” means the Company Fundamental Representations and the AtlasClear Fundamental Representations.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, including any stockholder agreements, voting agreements, governance agreements or similar agreements providing for or restricting the management of the Company or the exercise of rights of stockholders. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body entitled under applicable Law to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Substance” means any (i) substance, material or waste that is listed, classified or defined as “hazardous,” “toxic,” a “pollutant,” a “contaminant” or words of similar meaning or regulatory effect under any Environmental Law; (ii) petroleum and petroleum products and their refined or derived products (including waste or used oil, gasoline, heating oil, kerosene or any other petroleum products or substances or materials derived from or commingled with any petroleum products); (iii) lead, lead-based paint, toxic mold, radon, polychlorinated biphenyls, radioactive materials, per- and polyfluoroalkyl substances (PFAS), urea formaldehyde or asbestos or asbestos containing materials.

“In-bound License” has the meaning set forth in Section 3.13(b).

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, (g) any amounts owed to current or former equityholders, including any declared and unpaid dividends or distributions and any unpaid amounts owed by the Company or any Company Stockholder in connection with the transfer, redemption or repurchase of any capital stock or other equity or securities of the Company, and (h) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such amount has been assumed by such Person, and (i) all break-fees, prepayment penalties, premiums, costs and other amounts payable in connection with the prepayment or repayment of any of the items described in clauses (a) through (h).

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“Indemnity Escrow Amount” means a portion of the Stage 2 Transaction Consideration equal to $1,650,000, of which $825,000 shall be in the form of cash and the remaining $825,000 shall be in the form of a number of Stage 2 Shares determined by dividing $825,000 by the per-share price used to calculate the total number of Stage 2 Shares.

“Initial Cash Purchase Price” has the meaning set forth in Section 2.1(a).

“Initial Purchase Price” means (i) the Initial Cash Purchase Price and (ii) the principal amount of the Initial Seller Note.

“Initial Seller Note” has the meaning set forth in Section 2.1(a).

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; (e) Internet domain names and applications and registrations therefor, (f) rights in or to Software or other technology; (g) any other intellectual or similar proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world; and (h) all legal rights arising from items (a) through (g), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” means the consolidated balance sheet of the Group Companies as of August 31, 2026.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other legally binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

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“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” has the meaning set forth in Section 7.2(f)(iii).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Lookback Date” means December 31, 2022.

“Loss” means any and all losses, damages, dues, penalties, interest, fines, costs, amounts paid in settlement, judgments, Liabilities, Taxes, costs of investigation, expenses and fees (including court costs and reasonable attorneys’ or other professionals’ fees and expenses): provided, that Losses shall only include punitive damages (sometimes referred to as exemplary damages) to the extent such punitive damages result from a third party Claim.

“Majority Stockholder” has the meaning set forth in the introductory paragraph to this Agreement. Robert D. Keyser, Jr. is the settlor and sole initial trustee of the Trust.

“Malicious Code” has the meaning set forth in Section 3.20(g).

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Mergers” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Merger Sub II” has the meaning set forth in the introductory paragraph to this Agreement.

“Merger Subs” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section 3(37) or Section 4001(a)(3) of ERISA.

“Net Capital” means the net capital of the applicable Person determined in accordance with Rule 15c3-1 under the Exchange Act with all securities and other assets valued at current market value (and not at any contractual floor, true-up, make-whole or other guaranteed value).

“Net Capital Shortfall” has the meaning set forth in Section 2.7(d)(i).

“Non-Party Affiliate” has the meaning set forth in Section 10.12.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions.

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“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Out-bound License” has the meaning set forth in Section 3.13(b).

“Owned Real Property” has the meaning set forth in Section 3.18(a).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Permits” means any approvals, authorizations, clearances, declarations of conformity, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of non-exclusive rights in Intellectual Property Rights in the ordinary course of business consistent with past practice and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity or Governmental Entity.

“Personal Information” means any information that is defined in any applicable Privacy Law as “personal information,” “personal data,” “personally identifiable information,” “sensitive information,” or a substantially similar term.

“Privacy and Data Security Policies” has the meaning set forth in Section 3.20(a).

“Privacy Laws” means all Laws relating to the Processing or protection of Personal Information, data breach and notification, website and mobile application privacy policies and practices, Social Security number protection, Processing and security of payment card information (including, to the extent applicable, Payment Card Industry Security Standards), and email, text message, or telephone communications that apply to the Group Companies.

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“Pro Rata Share” means with respect to each Company Stockholder, a fraction expressed as a percentage equal to (i) the total number of shares of Company Shares beneficially owned by such Company Stockholder immediately prior to the First Effective Time, divided by (ii) the aggregate number of Company Shares outstanding as of immediately prior to the First Effective Time. For the avoidance of doubt, the foregoing shall be calculated without regard to the Purchased Shares which shall be excluded from both the numerator and denominator.

“Proceeding” means any lawsuit, litigation, action, audit, investigation, examination, Claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is licensed pursuant to: (a) any license that is a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (b) any license to Software that is considered “free” or “open source software” by the Open Source foundation or the Free Software Foundation or (c) any similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (i) be made available or distributed in source code form; (ii) be licensed for purposes of making derivative works; or (iii) be redistributable at no, or a nominal, charge.

“Purchase Price” means the Initial Purchase Price and the Stage 2 Transaction Consideration.

“Purchased Shares” has the meaning set forth in the recitals to this Agreement.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Rights and Lock-up Agreement” has the meaning set forth in the recitals to this Agreement.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Net Capital Amount” means $1,000,000; provided that notwithstanding any provision to the contrary in this Agreement, if any Indebtedness of the Group Companies has not been paid in full prior to the Closing Date, the foregoing shall be increased by the amount required to pay such Indebtedness in full following Closing and receipt of any consents and approvals required with respect thereto.

“Revenue” has the meaning set forth in Section 2.5(a)(v).

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“Revenue Threshold” has the meaning set forth in Section 2.5(a)(vi).

“Sanctioned Countries” has the meaning set forth in Section 3.21(a).

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and His Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the AtlasClear Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 5.9.

“Second Certificate of Merger” has the meaning set forth in Section 2.1(b)(i).

“Second Effective Time” has the meaning set forth in Section 2.1(b)(i).

“Second Merger” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Security Incident” has the meaning set forth in Section 3.20(e).

“Signing Filing” has the meaning set forth in Section 6.4(b).

“Signing Press Release” has the meaning set forth in Section 6.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Stage 2 Cash Consideration Amount” means $2,437,500.

“Stage 2 Share Consideration Amount” means $13,812,500.

“Stage 2 Shares” means a number of AtlasClear Shares equal to the Stage 2 Share Consideration Amount (as adjusted pursuant to Section 2.7) divided by the average VWAP of the AtlasClear Shares over the five (5) trading day period ending on (and including) the Closing Date.

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“Stage 2 Transaction Consideration” means (i) the Stage 2 Cash Consideration Amount and the Stage 2 Shares, as adjusted in accordance with Section 2.7, and (ii) any Deferred Consideration Payment Amount actually payable pursuant to Section 2.5.

“Statutory Representations” means the representations and warranties made in Section 3.16 (Tax Matters) and Section 3.11 (Employee Plans).

“Stockholder Approval Filing” has the meaning set forth in Section 6.10.

“Stockholder Indemnified Parties” has the meaning set forth in Section 9.2.

“Stockholder Release” has the meaning set forth in Section 7.2(f)(iv).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of Equity Securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Company” has the meaning set forth in the recitals to this Agreement.

“Surviving Company Share” has the meaning set forth in Section 2.1(b)(vi).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever that are imposed by a Governmental Entity, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, Claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity.

“Termination Date” has the meaning set forth in Section 8.1(d).

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“Trading Market” means any of the following markets or exchanges on which the AtlasClear Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Litigation” has the meaning set forth in Section 6.2(b).

“Transfer Taxes” has the meaning set forth in Section 6.5(c).

“Trust” has the meaning set forth in the preamble of this Agreement.

“Trustee” has the meaning set forth in Section 4.1.

“Trust Agreement” has the meaning set forth in Section 4.1.

“VWAP” means, for any trading day, the volume-weighted average price of the AtlasClear Shares as reported on the Trading Market for such trading day (or, if not reported on the Trading Market, as reported by Bloomberg L.P. or, if not so reported, as reasonably determined by AtlasClear), calculated in a manner consistent with customary practice for similar capital markets transactions.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, state or local Laws.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

Article II

MERGER

Section 2.1 Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a) Initial Equity Purchase and Sale. Simultaneously with the execution and delivery of this Agreement, the Majority Stockholder hereby sells, transfers, assigns and conveys to AtlasClear, the Purchased Shares, free and clear of all Liens. In full payment for the Purchased Shares and in consideration of the covenants and agreements in this Agreement, no later than three (3) Business Days following the execution hereof, AtlasClear shall: (i) pay to the Majority Stockholder an amount equal to $2,500,000 in cash by wire transfer of immediately available funds to an account designated in writing thereby (the “Initial Cash Purchase Price”) and (ii) issue to the Majority Stockholder a promissory note in the principal amount of $2,500,000 in substantially the form attached hereto as Exhibit B (the “Initial Seller Note”). The Parties shall, promptly following the execution hereof, use reasonable best efforts to execute all documents and take all actions reasonably necessary to effectuate the transactions contemplated by this Section 2.1(a).

(b) The Mergers.

(i) At the Closing, the Parties hereto shall cause the First Merger to be consummated by filing with the Secretary of State of the State of Delaware in form reasonably satisfactory to the Company and AtlasClear (the “First Certificate of Merger”), to be executed and filed in accordance with the relevant provisions of the DGCL. The First Merger shall become effective on the date and time at which the First Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by AtlasClear and the Company and specified in the First Certificate of Merger (the time the First Merger becomes effective being referred to herein as the “First Effective Time”). As soon as practicable following the First Effective Time and in any case on the same day as the First Effective Time, the Surviving Company and Merger Sub II shall cause the Second Merger to be consummated by filing with the Secretary of State of the State of Delaware, in a form reasonably satisfactory to the Company and AtlasClear (the “Second Certificate of Merger”), to be executed and filed in accordance with the relevant provisions of the DGCL and the DLLCA, as applicable (the time of such filing, or such later time as may be agreed in writing by the Company and AtlasClear and specified in the Second Certificate of Merger, being the “Second Effective Time”).

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(ii) On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL on the Closing Date, Merger Sub shall merge with and into the Company at the First Effective Time. Following the First Effective Time, and as a result of the First Merger, the separate existence of Merger Sub shall cease and the Company shall continue as Surviving Company. At the Second Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the DLLCA, the Surviving Company shall be merged with and into Merger Sub II, following which the separate corporate existence of the Surviving Company shall cease and Merger Sub II shall continue as the Surviving Entity after the Second Merger (provided, that references to the Company or the Surviving Company for periods after the Second Effective Time shall include the Surviving Entity) as a direct wholly-owned Subsidiary of, and an entity disregarded as separate for U.S. federal income tax purposes from, AtlasClear.

(iii) The First Merger shall have the effects set forth in the DGCL and the Second Merger shall have the effects set forth in the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Surviving Company and Merger Sub II shall vest in the Surviving Entity and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Surviving Company and Merger Sub II shall become the debts, liabilities, obligations and duties of the Surviving Entity.

(iv) At the First Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law. At the Second Effective Time, the Governing Documents of the Surviving Entity shall be the Governing Documents of Merger Sub II, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v) At the First Effective Time, the directors and officers of the Merger Sub shall be the officers and directors of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal. At the Second Effective Time, the directors and officers of the Merger Sub II shall be the directors and officers of the Surviving Entity, each to hold office in accordance with the Governing Documents of the Surviving Entity until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi) At the First Effective Time, by virtue of the First Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the First Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Company (each such share, a “Surviving Company Share”). At the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party or any other Person, each share of capital stock of the Surviving Company issued and outstanding immediately prior to the Second Effective Time shall be automatically cancelled and extinguished.

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(vii) At the First Effective Time, by virtue of the First Merger and without any action on the part of any Party or any other Person, each Company Share issued and outstanding as of immediately prior to the First Effective Time shall be automatically canceled and extinguished and converted into the right to receive the Stage 2 Transaction Consideration.

(viii) From and after the First Effective Time, each Company Stockholder’s certificates (the “Certificates”), if any, evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the First Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(ix) At the First Effective Time, by virtue of the First Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the First Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(x) If, between the date of this Agreement and the Closing, the outstanding AtlasClear Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of AtlasClear Shares will be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement; provided that, for purposes of this Section 2.1(b)(x), “same economic effect” means entitlement to receive AtlasClear Shares (as adjusted) having an aggregate dollar value equal to the Stage 2 Share Consideration Amount (or other applicable dollar amount), and not entitlement to any particular number of AtlasClear Shares; provided, further, that this Section 2.1(b)(x) shall not be construed to permit AtlasClear, the Merger Subs or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

(xi) Notwithstanding anything to the contrary herein, any Company Shares for which a Company Stockholder (a) has not voted in favor of the Mergers or consented to it in writing and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, such stockholders, the “Company Dissenting Stockholders”, and such shares, the “Company Dissenting Shares”) shall not be subject to Section 2.1(b)(vii) unless otherwise expressly set forth in this Section 2.1(b)(xi). From and after the First Effective Time, (A) the Company Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (B) the Company Dissenting Stockholders shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of AtlasClear, the Surviving Company or any of its Affiliates (including AtlasClear); provided that if any Company Dissenting Stockholder effectively withdraws or loses such appraisal rights (whether through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Company Dissenting Stockholder (1) shall no longer be deemed to be Company Dissenting Shares and (2) shall be treated as if they had been subject to Section 2.1(b)(vii) as of the First Effective Time. Each Company Dissenting Stockholder who becomes entitled to payment for his, her or its Company Dissenting Shares pursuant to the DGCL shall receive payment thereof from the Company in accordance with the DGCL. The Company shall give AtlasClear prompt notice of any written demands for appraisal of any Company Share, attempted withdrawals of such demands and any other documents or instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and AtlasClear shall have the opportunity to participate in and direct, all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of AtlasClear (which consent shall not be unreasonably withheld, conditioned, or delayed), settle, or make any payment, or deliver any consideration, with respect to, any such demand.

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Section 2.2   Closing of the Mergers. The closing of the Mergers contemplated by this Agreement (the “Closing”) shall take place, electronically by exchange of the closing deliverables by the means provided in Section 10.10, as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions). The date on which the Closing actually occurs, which shall be the same date as the First Effective Time, is referred to herein as the “Closing Date,” unless AtlasClear and the Company agree in writing to another place, date and/or time.

Section 2.3  Allocation Schedule. At least five (5) Business Days prior to the Closing Date, the Company shall deliver to AtlasClear an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Company Shares held by each Company Stockholder, (ii) each Company Stockholder’s Pro Rata Share of the Stage 2 Share Consideration Amount and Stage 2 Cash Consideration Amount, in each case less such Company Stockholders’ Pro Rata Share of the Indemnity Escrow Amount, (iii) each Company Stockholder’s Pro Rata Share of the Indemnity Escrow Amount, (iv) each Company Stockholder’s Pro Rata Share of any Deferred Consideration Payment Amount due and payable at Closing and specifying the amount thereof to be paid to such Company Stockholder in cash and the amount to be paid in the form of AtlasClear Shares and the number of AtlasClear Shares to be issued thereto, and (v) a certification, duly executed by an authorized officer of the Company, that (a) the information and calculations are, and will be as of immediately prior to the First Effective Time, true and correct in all respects and (b) the Company has performed, or otherwise complied with, as applicable, its covenants and agreements set forth in this Agreement. The Company will review any comments to the Allocation Schedule provided by AtlasClear or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by AtlasClear or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of AtlasClear Shares that each Company Stockholder will have a right to receive pursuant to Section 2.1(b)(vii) will be rounded down to the nearest whole share, (B) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the Governing Documents or any other Contract to which the Company is a party or bound, and (C) the AtlasClear Parties will be entitled to rely upon the Allocation Schedule for purposes of allocating the Stage 2 Transaction Consideration to the Company Stockholders under this Agreement.

Section 2.4  Deliverables. At the First Effective Time, AtlasClear shall pay to each Company Stockholder such Company Stockholder’s respective Pro Rata Share of the Stage 2 Cash Consideration Amount and Stage 2 Shares (as adjusted pursuant to Section 2.7), less each Company Stockholder’s respective Pro Rata Share of the Indemnity Escrow Amount (which Pro Rata Share of the Indemnity Escrow Amount shall be delivered to the Escrow Agent in accordance with the Escrow Agreement), plus each Company Stockholder’s respective Pro Rata Share of any Deferred Consideration Payment Amount payable at Closing pursuant to Section 2.5, in exchange for the cancellation of the Company Shares outstanding immediately prior to the First Effective Time. Each Company Stockholder holding a Certificate whose Company Shares are subject to Section 2.1(b)(vii) shall be entitled to receive the portion of the Stage 2 Transaction Consideration to which he, she or it is entitled only upon the surrender to AtlasClear of such Certificate (or affidavit of loss in lieu thereof). No interest will be paid or accrued on the Stage 2 Transaction Consideration (or any portion thereof). Notwithstanding anything herein to the contrary, the Stage 2 Shares shall be delivered to the Company Stockholders (or the Escrow Agent, as applicable) within three (3) Business Days following the Closing Date. At the First Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the First Effective Time. Notwithstanding the foregoing, no Company Stockholder shall be entitled to receive, and AtlasClear shall not be required to make, any payment of any amounts to any Company Stockholder unless and until such Company Stockholder has delivered to AtlasClear a properly completed and duly executed Letter of Transmittal.

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Section 2.5   Deferred Consideration.

(a) The following definitions shall apply to this Section 2.5.

(i) “Calculation Date” means each of (A) December 31, 2026 and (B) December 31, 2027.

(ii) “Deferred Consideration Cap” means for each Deferred Consideration Period, an aggregate amount equal to $1,625,000.

(iii) “Deferred Consideration Period” means the twelve-month period preceding the applicable Calculation Date.

(iv) “Final Determination Date” means the date on which the Deferred Consideration Amount is finally agreed or otherwise determined by the independent accountant pursuant to Section 2.5(c).

(v) “Revenue” means gross revenue calculated in a manner consistent with the sample calculation attached hereto as Exhibit C.

(vi) “Revenue Threshold” means an amount equal to $21,250,000.

(b) Deferred Consideration Payment. Subject to and contingent on the occurrence of the Closing and satisfaction of the conditions set forth herein, for each Deferred Consideration Period, AtlasClear shall pay to the Company Stockholders (to an account or accounts designated by the Majority Stockholder) an amount (the “Deferred Consideration Payment Amount”) calculated as follows: (i) if the Group Companies achieve Revenue equal to or greater than the Revenue Threshold during the applicable Deferred Consideration Period, the Deferred Consideration Payment Amount shall equal the Deferred Consideration Cap for such period; or (ii) if the Group Companies achieve Revenue less than the Revenue Threshold during the applicable Deferred Consideration Period, the Deferred Consideration Payment Amount shall equal the product of (A) the Deferred Consideration Cap for such period, multiplied by (B) a fraction, the numerator of which is actual Revenue for such period and the denominator of which is the Revenue Threshold. For the avoidance of doubt, in no event shall any Deferred Consideration Payment Amount individually exceed the Deferred Consideration Cap for the applicable Deferred Consideration Period or, together with all Deferred Consideration Payment Amounts previously paid, exceed $3,250,000 in the aggregate. Each Deferred Consideration Payment Amount, if any, shall be paid 25% in cash and 75% in AtlasClear Shares valued at the average VWAP of the AtlasClear Shares over the five (5) trading day period ending on (and including) the trading day immediately preceding the date that is the later of the Closing Date or the Final Determination Date. If the applicable Final Determination Date occurs after the Closing Date, then no later than ten (10) Business Days following the Final Determination Date, (i) the Majority Stockholder shall deliver to AtlasClear and the Escrow Agent an allocation statement setting forth each Company Stockholder’s respective Pro Rata Share of each Deferred Consideration Payment Amount, including the cash and equity portion thereof, (ii) AtlasClear shall deliver the Deferred Consideration Payment Amount to the Escrow Agent for further distribution to the applicable Company Stockholders, and (iii) the Majority Stockholder shall direct the Escrow Agent to distribute the applicable Deferred Consideration Payment Amount to each Company Stockholder in accordance with their respective Pro Rata Shares and the applicable allocation statement. If the Final Determination Date is prior to the Closing Date, then the applicable Deferred Consideration Payment Amount(s) shall be paid by AtlasClear at the Closing in accordance with Section 2.4. For the avoidance of doubt, no payments shall be deemed earned or payable if this Agreement is terminated pursuant to Article VIII for any reason.

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(c) No later than forty-five (45) days following the date that audited financials of the Company for the applicable year ended on such Calculation Date are delivered to AtlasClear by the auditor , AtlasClear will prepare and deliver (or cause to be prepared and delivered) to the Majority Stockholder a statement which shall provide the Revenue and Deferred Consideration Payment Amount for the applicable Deferred Consideration Period, along with reasonable support for the calculations contained therein (each a “Deferred Consideration Statement”). If the Majority Stockholder does not object to the Deferred Consideration Statement by written notice (a “Deferred Consideration Objection Notice”) delivered to AtlasClear within thirty (30) days after delivery to the Majority Stockholder of the Deferred Consideration Statement, then such Deferred Consideration Statement shall be deemed final and binding. Any Deferred Consideration Objection Notice shall set forth in reasonable detail the Majority Stockholder’s alternative calculations (if any), together with reasonable supporting details with respect to the calculation and components thereof. If the Majority Stockholder delivers a Deferred Consideration Objection Notice to AtlasClear, then any dispute in connection with the Deferred Consideration Statement, and the determination of the applicable Deferred Consideration Payment Amount shall be resolved as follows: (i) AtlasClear and the Majority Stockholder shall negotiate in good faith to resolve the dispute set forth in the Deferred Consideration Objection Notice and (ii) if AtlasClear and the Majority Stockholder have not agreed in writing as to the settlement of the dispute within forty-five (45) days (or such longer period as they may agree in writing) after the Majority Stockholder delivers the Deferred Consideration Objection Notice to AtlasClear, either the Majority Stockholder or AtlasClear may submit the dispute to an independent accountant mutually agreed by the Parties for resolution thereof which such resolution shall be made based solely on presentations by the Majority Stockholder and AtlasClear and the terms of this Agreement and not on independent review by such accountants. The fees of such independent accountant shall be borne proportionately by AtlasClear and the Majority Stockholder (on behalf of all Company Stockholders).

(d) From the Closing Date through the final Calculation Date, AtlasClear shall (i) not take any actions in bad faith with the primary purpose of avoiding or reducing any Deferred Consideration Payment Amount, (ii) maintain the Company and its business as a separate Subsidiary and business unit of AtlasClear with separate complete books and records that are accurate in all material respects, substantially consistent with the Company’s past practices prior to Closing, and (iii) permit the Majority Stockholder reasonable access to the FOCUS Reports of the Company Group filed with FINRA; provided that such access shall not unreasonably interfere with the normal business operations of the Group Companies. Subject to the foregoing, AtlasClear and the Group Companies shall have the right to operate and conduct the business of the Group Companies in their sole discretion. The Parties acknowledge and agree that (A) any Deferred Consideration Payment Amount is subject to factors outside the control of the Group Companies or AtlasClear, (B) there is no assurance that any Deferred Consideration Payment Amount will be achieved and none of AtlasClear nor any of its Affiliates or Representatives have promised or projected any Deferred Consideration Payment Amount becoming payable, and (C) the Parties solely intend the express provisions of this Agreement to govern their contractual relationship.

Section 2.6  Withholding. AtlasClear and the Group Companies shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

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Section 2.7  Excess Net Capital.

(a) Definitions. For purposes of this Section 2.7, the following terms shall have the following meanings:

(i) “Closing Net Capital Amount” means the Company Net Capital as agreed by the Majority Stockholder and AtlasClear in writing or determined by the Appraiser in each case in accordance with this Section 2.7.

(ii) “Company Net Capital” means the Net Capital of Dawson James immediately prior to First Effective Time.

(b) Estimated Net Capital Statement. No later than ten (10) days prior to the anticipated Closing Date, the Majority Stockholder shall deliver to AtlasClear a written statement (the “Estimated Net Capital Statement”) setting forth the Majority Stockholder’s good faith calculation of Company Net Capital, together with reasonable supporting documentation for such calculation. AtlasClear shall have five (5) Business Days following receipt of the Estimated Net Capital Statement to review the calculations contained within the Estimated Net Capital Statement and shall notify the Majority Stockholder in writing (email being sufficient) whether AtlasClear (i) accepts the determination of Company Net Capital set forth in the Estimated Net Capital Statement, or (ii) disagrees with the determination of Company Net Capital contained in the Estimated Net Capital Statement and the reason(s) for such disagreement. The Majority Stockholder shall, and shall cause the Company and its subsidiaries to, provide AtlasClear and its Representatives with reasonable access to any books, records, work papers and personnel as reasonably necessary to permit AtlasClear to assess the financial condition of the Company and its Subsidiaries for the purpose of properly and accurately determining Company Net Capital in accordance with this Section 2.7.

(c) Dispute Resolution. AtlasClear and the Majority Stockholder shall, and shall cause their respective Affiliates to, cooperate in good faith to promptly resolve any disagreements with the Estimated Net Capital Statement identified by AtlasClear and revise the calculation of Company Net Capital to their respective mutual satisfaction; provided that if AtlasClear and the Majority Stockholder are unable to resolve any disputes and mutually agree on the amount of Company Net Capital, the parties shall promptly engage Baumann Moreau (or such other independent third party with experience with such matters as may be mutually agreed by AtlasClear and the Majority Stockholder) (such Person, the “Appraiser”), which such determination, absent manifest error, shall be deemed final and binding on AtlasClear and the Company Stockholders. The Majority Stockholder shall, and shall cause the Company and its subsidiaries to, at their sole cost and expense, provide the Appraiser with full and complete access to any books, records, work papers and personnel as reasonably necessary to permit the Appraiser to calculate Company Net Capital in accordance with this Section 2.7. The fees and expenses of the Appraiser shall be paid fifty percent (50%) by the Majority Stockholder and fifty percent (50%) by AtlasClear.

(d) Net Capital Adjustment. The Stage 2 Cash Consideration Amount and Stage 2 Share Consideration Amount shall be adjusted at Closing as follows:

(i) if the Closing Net Capital Amount as finally determined in accordance with this Section 2.7 is less than the Required Net Capital Amount (the amount of such difference, the “Net Capital Shortfall”), the Stage 2 Cash Consideration Amount shall be reduced by sixty percent (60%) of the amount of such Net Capital Shortfall and the Stage 2 Share Consideration Amount shall be reduced by forty percent (40%) of such Net Capital Shortfall; provided that notwithstanding the foregoing, in the event of a Net Capital Shortfall, AtlasClear shall have the right in its sole discretion to elect to terminate this Agreement by written notice to the Majority Stockholder no later than three (3) Business Days following the final determination of the Closing Net Capital Amount in accordance with this Section 2.7, which such termination shall be effective immediately upon delivery of such termination notice.

(ii) if the Closing Net Capital Amount as finally determined in accordance with this Section 2.7 is greater than the Required Net Capital Amount (the amount of such excess, the “Excess Net Capital Amount”), the Stage 2 Cash Consideration Amount and the Stage 2 Share Consideration Amount shall be increased, in the aggregate, by the Excess Net Capital Amount, allocated between the Stage 2 Cash Consideration Amount and the Stage 2 Share Consideration Amount as determined by the Majority Stockholder.

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Article III

REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Subject to Section 10.7, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the AtlasClear Parties, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

Section 3.1  Organization and Qualification.

(a) Each Group Company is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable) and in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to result in a Company Material Adverse Effect. Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of organization, incorporation or formation (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not reasonably be expected to result in a Company Material Adverse Effect.

(b) True and complete copies of the Governing Documents of the Group Companies have been made available to AtlasClear, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Group Companies are in full force and effect, and the Group Companies are not in breach or violation of any provision set forth in its Governing Document, as applicable, except where such breach or violation would not reasonably be expected to be material to the Group Companies, taken as a whole.

Section 3.2  Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, and (ii) the identity of the Persons that are the record and beneficial owners thereof. All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Shares are fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in all material respects. The Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

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(b) The Equity Securities of the Company are free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Governing Documents of the Company). There are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(c) Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof. There are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of Company Shares may vote.

(d) Except as set forth on Section 3.2(d) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company’s Equity Securities between the Company and any other Person.

(e) Except as set forth on Section 3.2(e) of the Company Disclosure Schedules, none of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

(f) Section 3.2(f) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(g) Section 3.2(g) of the Company Disclosure Schedules sets forth a list of all Change of Control Payments of the Group Companies.

(h) There are no debt instruments outstanding convertible into or otherwise entitling the holder thereof to any of the Company’s Equity Securities.

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Section 3.3  Authority.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance of the Company’s obligations hereby and thereby and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or is contemplated to be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b) The Company Board has duly adopted resolutions (i) determining that entry into this Agreement and the other Ancillary Documents to which the Company is party, and the consummation of the transactions contemplated hereby and thereby, including the Mergers, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) approving this Agreement, such other Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, including the Mergers, and (iii) directing that this Agreement be submitted to the Company Stockholders entitled to vote thereon for adoption thereby and resolving to make a recommendation that the Company Stockholders approve this Agreement and the transactions contemplated hereby which resolutions have not been subsequently withdrawn or modified in a manner adverse to AtlasClear or the Merger Subs.

Section 3.4  Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to AtlasClear a true and complete copy of the following financial statements, which are attached as Section 3.4(a) of the Company Disclosure Schedules: (i) the audited financial statements for Dawson James Securities, Inc. for the fiscal year ended December 31, 2025, (ii) the audited financial statements and (iii) the unaudited consolidated balance sheet and statements of income of the Company and its Subsidiaries as of and for the fiscal years ended December 31, 2024 and December 31, 2025 and as of and for the eight-month period ended August 31, 2026 (the “Financial Statements”). Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (B) are true, correct, and complete in all material respects and fairly present the financial position, results of operations and cash flows of the Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein.

(b) Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which are Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, infringement, Proceeding or violation of, or non-compliance with, Law) and (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, no Group Company has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

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(c) The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance (i) that all transactions are executed in accordance with management’s authorization, (ii) that all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Group Company’s properties or assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(d) Except as set forth in Section 3.4(d) of the Company Disclosure Schedules, since the Lookback Date, no Group Company has received any written complaint, allegation, assertion or Claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

Section 3.5  Consents and Requisite Governmental Approvals; No Violations.

(a) Except as set forth on Section 3.5(a) of the Company Disclosure Schedules, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the Transactions, except for the filing of the First Certificates of Merger and Second Certificates of Merger.

(b) None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder, or the consummation of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not reasonably be expected to result in a Company Material Adverse Effect.

Section 3.6 Permits. Each of the Group Companies has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not reasonably be expected to result in a Company Material Adverse Effect (the “Material Permits”). Except as is not, and would not reasonably be expected to be, material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) there are no Proceedings pending or, to the knowledge of the Group Companies, threatened, that seek the suspension, revocation, cancellation, adverse modification or termination of any Material Permit. Each of the Group Companies is (and since the Lookback Date has been) in material compliance with the applicable Material Permits.

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Section 3.7  Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is a party as of the date of this Agreement, excluding any Employee Benefit Plan (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i) any Contract relating to Indebtedness for borrowed money of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of any Group Company;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000;

(iv) any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $500,000 over the life of the Contract;

(v) any (A) In-bound License or (B) Out-bound License required to be listed in Section 3.13(b) of the Company Disclosure Schedules;

(vi) any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of AtlasClear or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell, develop, or commercialize products, directly or indirectly through third parties, or to solicit any potential employee or customer, in each case, in any material respect or that would so limit or purports to limit in any material respect, AtlasClear or any of its Affiliates after the Closing;

(vii) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $100,000 annually or (B) $250,000 over the life of the agreement;

(viii) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $100,000;

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(ix) any Contract, entered into since the Lookback Date, under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(x) any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(xi) any Contract with any Person (A) pursuant to which any Group Company (or AtlasClear or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any sale, distribution or other similar occurrences, developments, activities or events or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Company Owned Intellectual Property;

(xii) any Contract governing the terms of the employment, engagement or services of any current director, manager, officer, employee, individual independent contractor or other service provider of a Group Company that provides for an annual base salary (or, in the case of an independent contractor, annual base compensation) in excess of $100,000;

(xiii) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xiv) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company (or AtlasClear or any of its Affiliates after the Closing); and

(xv) any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $100,000 or (B) aggregate payments to or from any Group Company in excess of $250,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice; and

(xvi) any other Contract material to any Group Company individually, or the Group Companies collectively.

(b) (i) Each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the Company, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the knowledge of the Company, the counterparties thereto, (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract and (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any Material Contract by the applicable Group Company or, to the knowledge of the Company, the counterparties thereto. The Company has made available to AtlasClear true and complete copies of all Material Contracts in effect as of the date hereof (other than purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and that, in each case, do not contain any material executory or continuing terms, conditions, obligations or rights).

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Section 3.8  Absence of Changes. Except as set forth in Section 3.8 of the Company Disclosure Schedules, during the period beginning on January 1, 2026 and ending on the date of this Agreement, (i) no Company Material Adverse Effect has occurred and (ii) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, the Company has conducted its business in the ordinary course in all material respects.

Section 3.9  Litigation. There is (and since the Lookback Date there has been) no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company that, if adversely decided or resolved, would reasonably be expected to result in a Liability in excess of $100,000. Neither the Group Companies nor any of their respective properties or assets is subject to any Order that is, or would reasonably be expected to be, material to the Group Companies, taken as a whole. As of the date hereof, there are no material Proceedings by a Group Company pending against any other Person.

Section 3.10  Compliance with Applicable Law. Each Group Company (a) conducts (and since the Lookback Date has conducted) its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order and (b) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any Law or Order, except in each case of clauses (a) and (b), as would not reasonably be expected to result in a Company Material Adverse Effect.

Section 3.11  Employee Plans.

(a) Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction). With respect to each material Employee Benefit Plan, the Group Companies have provided AtlasClear with true and complete copies of the material documents pursuant to which the plan is maintained, funded and administered. Notwithstanding the foregoing, Section 3.11(a) of the Company Disclosure Schedules need not identify an employment agreement or offer letter if such employment agreement or offer letter relates to an employee whose base salary does not exceed $300,000 or does not provide any severance, or a notice period, in excess of thirty (30) days or such longer period as may be required by applicable Laws.

(b) No Employee Benefit Plan is or was within the past six (6) years, nor does any Group Company or any of its ERISA Affiliates have or had within the past six (6) years any material Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Group Company has any material Liabilities to provide any retiree or post-termination health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar Law and for which the recipient pays the full cost of coverage or for a limited period of time following a termination of employment pursuant to the terms of an Employee Benefit Plan as set forth on Section 3.11(a). No Group Company has any material Liabilities by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(c) Each Employee Benefit Plan is in compliance, in all material respects, with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service that the Employee Benefit Plan is so qualified and, to the Company’s knowledge, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that would reasonably be expected to result in the loss of the qualified status of any such Employee Benefit Plan. None of the Group Companies has incurred (whether or not assessed) any material penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.

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(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, as a whole, as of the date of this Agreement, there are no pending or, to the Company’s knowledge, threatened in writing Claims or Proceedings with respect to any Employee Benefit Plan (other than routine Claims for benefits). There have been no non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. With respect to each Employee Benefit Plan, since the Lookback Date, all contributions, distributions, reimbursements and premium payments that are due have been timely made, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(e) The execution and delivery of this Agreement and the consummation of the Transactions will not (i) result in any material payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) materially increase the amount of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies or (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any material compensation or benefits to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies.

(f) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the Transactions could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code.

(g) Each Employee Benefit Plan or Contract (or any other agreement, program, policy or arrangement by or to which any of the Group Companies is a party, is bound or is otherwise liable) that provides “nonqualified deferred compensation” as defined in Section 409A of the Code (or any corresponding provision of state, local or foreign Tax Law) is and has been in compliance in all material respects with Section 409A of the Code and all applicable guidance from the Internal Revenue Service. The Group Companies have no material obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999 or 409A of the Code.

(h) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, as a whole, each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration), is tax exempt and has been maintained in good standing, in each case, to the extent applicable, with each Governmental Entity. No Foreign Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities. Since the Lookback Date, all material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.

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Section 3.12  Environmental Matters.

(a) None of the Group Companies have received any written notice from any Governmental Entity or any other Person alleging that a Group Company is not in material compliance with, or is in material violation of, any Environmental Laws, in each case, that remains pending or unresolved.

(b) The Group Companies are and have been since the Lookback Date in compliance in all material respects with all applicable Environmental Laws, and there is (and since the Lookback Date there has been) no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company alleging liability for (i) a release or threatened release of any Hazardous Substance or (ii) a material violation of Environmental Laws.

(c) None of the Group Companies has manufactured, released, treated, stored, disposed of, arranged for the disposal of, transported, or handled or exposed any Person to, any Hazardous Substances at any Owned Real Property, Leased Real Property, or at any property formerly owned or leased by any Group Company in a manner or concentration that has resulted or could reasonably be expected to result in a material liability of any Group Company under Environmental Law.

(d) None of the Group Companies have assumed, by contract or, to the Company’s knowledge, by operation of Law, any material liability under any Environmental Law, or is an indemnitor in connection with any threatened or asserted Claim by any third-party indemnitee for any material liability under any Environmental Law.

(e) The Group Companies do not own or operate, and to the Company’s knowledge, none of the following are present at, on, in, or under any Owned Real Property or Leased Real Property: (i) underground storage tanks, (ii) dumps or landfills, (iii) surface impoundments, or (iv) other units for the treatment, storage or disposal of Hazardous Substances, except in compliance in all material respects with Environmental Law.

(f) The Group Companies have made available to AtlasClear copies of all environmental assessments, audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.

Section 3.13  Intellectual Property.

(a) Except as set forth on Section 3.13(a) of the Company Disclosure Schedules, the Company has no Company Registered Intellectual Property.

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(b) Section 3.13(b) of the Company Disclosure Schedules sets forth a list of all current Contracts pursuant to which a Group Company (i) is granted a license, covenant not to sue, assert, or enforce, option, right of purchase or first or last refusal, or other right in or to any Company Licensed Intellectual Property (each, an “In-bound License”) or (ii) grants to any third party a license, covenant not to sue, assert, or enforce, option, right of purchase or first or last refusal, or other right in or to or under any Company Owned Intellectual Property or Company Licensed Intellectual Property (each, an “Out-bound License”), provided that, (x) Section 3.13(b)(i) of the Company Disclosure Schedules may, with respect to In-Bound Licenses, exclude (A) licenses to Off-the-Shelf Software with aggregate annual license and maintenance fees of less than $100,000, (B) licenses to Public Software, (C) non-disclosure agreements, (D) Contracts under which licenses are granted by customers of the Company Products in the ordinary course of business based on the Group Companies’ standard terms and conditions made available to AtlasClear, (E) backup licenses from employees and contractors granted in connection with providing services to any Group Company and entered in the ordinary course of business, (F) Contracts under which licenses are granted solely for the purpose of enabling a Group Company to provide services to the licensor and (G) Contracts under which a non-exclusive license is granted to a Group Company that is incidental to the receipt of services or deliverables and (y) Section 3.13(b)(ii) of the Company Disclosure Schedules may, with respect to Out-bound Licenses, exclude (A) Contracts under which a Group Company grants non-exclusive licenses of Company Products to customers in the ordinary course of business, (B) Contracts under which a Group Company grants non-exclusive licenses to a service provider solely for the purpose of allowing such service provider to provide services to a Group Company, and (C) Contracts under which a Group Company grants non-exclusive licenses of Company Owned Intellectual Property that is incidental to the receipt of services or deliverables. The Company Owned Intellectual Property is valid, subsisting and, to the knowledge of the Company, enforceable. No third person has ownership rights in any derivative works created by or on behalf of such third person of the Company Owned Intellectual Property.

(c) Each Group Company has taken reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned by each Group Company or by any Person to which any Group Company has an obligation of confidentiality. Without limiting the foregoing, each Group Company has not disclosed any trade secrets, know-how or confidential information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information of or in the possession or control of each Group Company, or of any written obligations with respect to such. All Persons who have contributed, developed or conceived any Company Products or any other material Company Owned Intellectual Property have executed valid and enforceable written agreements with a Group Company pursuant to which such persons assigned to a Group Company all of their entire right, title, and interest in and to any Intellectual Property Rights created, conceived or otherwise developed by such Person in the course of and related to his, her or its relationship with such Group Company.

1)	No loss or expiration of any of the material Company Owned Intellectual Property is threatened in writing or pending. None of the Company Registered Intellectual Property and, to the Company’s knowledge, none of the Company Licensed Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects the validity, use or enforceability of any such Company Registered Intellectual Property.

(d) Neither the conduct of the business of the Group Companies nor any of the Company Products infringes, misappropriates or otherwise violates, or has, in the past six (6) years, infringed, misappropriated, or otherwise violated any Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. In the past six (6) years, there is no Proceeding pending nor has any Group Company received any written communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Registered Intellectual Property or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies. To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company Registered Intellectual Property in any material respect. In the past six (6) years, no Group Company has made any written Claim against any Person alleging any infringement, misappropriation or other violation of any Company Registered Intellectual Property in any material respect.

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(e) Each Group Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as whole. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to confidentiality obligations, any of the source code to any Company Products, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the delivery, license or disclosure of any source code to any Company Product to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto. The Company does not have or use any proprietary Software.

Section 3.14  Labor Matters.

(a) The Company is in material compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment, worker classification, prohibited discrimination, equal employment opportunities, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages and hours (including overtime wages), compensation and hours of work. Except as set forth in Section 3.14 of the Company Disclosure Schedules, the services provided by each current employee are terminable at the will of the Company. The Company has no material Liability, or to the knowledge of the Company, threats or Claims of material liability, with respect to any misclassification of: (1) any independent contractor rather than as an employee, (2) any employee leased from another employer, or (3) any employee currently or formerly classified as exempt from overtime wages.

(b) Since the Lookback Date, there has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor will they incur any Liability under WARN as a result of the Transactions.

(c) No Group Company is, or has been since the Lookback Date, a party to or bound by any collective bargaining agreements or other similar labor-related agreements with any labor organization, labor union or works council, or other similar employee collective group nor to the knowledge of the Company is there any active duty on the part of any Group Company to bargain with any labor union, labor organization, works council, or other similar employee collective group. Since the Lookback Date, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material union related grievances, material labor related arbitrations, strikes, lockouts, concerted work stoppages or slowdowns, picketing, hand billing or other material union related disputes against or affecting any Group Company. To the Company’s knowledge, since the Lookback Date, there have been no labor organizing activities with respect to any employees of any Group Company.

(d) Since the Lookback Date, no allegations of discrimination, sexual harassment, sexual misconduct or retaliation while employed by, or providing services to, the Company have been made to human resources personnel at the Company against any senior management employee of the Company (in their capacity as such), and the Company has not entered into any settlement agreement or conducted any investigation related to any such allegations of discrimination, sexual harassment, sexual misconduct or retaliation by or regarding any such employee (in their capacity as such).

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Section 3.15  Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. Except as set forth on Section 3.15 of the Company Disclosure Schedules, to the knowledge of the Company, all such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to AtlasClear. As of the date of this Agreement, no written Claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as would not reasonably be expected to result in a Company Material Adverse Effect.

Section 3.16  Tax Matters.

(a) Each Group Company has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b) Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c) No Group Company is currently the subject of a Tax audit or examination with respect to material Taxes. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d) No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for material Taxes on any assets of the Group Companies other than Permitted Liens.

(h) During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

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(i) No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(j) For the past three years, no written Claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which Claims have not been resolved or withdrawn.

(k) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a transactional Contract or a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(l) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) No Group Company has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date of any AtlasClear Party or any of their respective Affiliates not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

Section 3.17  Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 10.5), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company Stockholders, the Company or any of their respective Affiliates for which any of the Group Companies has any obligation.

Section 3.18  Real and Personal Property.

(a) Section 3.18(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Group Companies (“Owned Real Property”).

(b) Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to AtlasClear. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the knowledge of the Company, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the knowledge of the Company, any third party under any Real Property Lease, and, to the knowledge of the Company, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease. The Group Companies’ possession and quiet enjoyment of the Leased Real Property under any Real Property Lease has not been materially disturbed, and to the Company’s knowledge there are no material disputes with respect to any Real Property Lease. Except as set forth in Section 3.18(b) of the Company Disclosure Schedules, as of the date hereof, no Group Company has (i) subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof; or (ii) collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein.

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(c) Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, free and clear of all Liens (other than Permitted Liens), except for assets disposed of in the ordinary course of business and except as would not reasonably be expected to result in a Company Material Adverse Effect.

(d) As of the date hereof and immediately after the First Effective Time, the assets (which, for the avoidance of doubt, shall include any assets held pursuant to valid leasehold interest, license or other similar interests or right to use any assets) of the Group Companies will constitute all of the assets necessary to conduct the Business in materially the same manner (for the Group Companies, taken as a whole) as it is conducted on the date of this Agreement, except as would not reasonably be expected to result in a Company Material Adverse Effect.

Section 3.19  Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment or services with (including benefit plans, indemnification arrangements and other ordinary course compensation) any of the Group Companies entered into in the ordinary course of business, (ii) Contracts with respect to a Company Stockholder’s status as a holder of Equity Securities of the Company, and (iii) Contracts entered into in the ordinary course of business and with fair and reasonable terms that are consistent with market practice and that have been agreed in comparable transactions between parties that are independent and not related parties of, or otherwise affiliated with, each other under comparable circumstances. No Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, vendor, partner, customer, lessor or other material business relation of any Group Company, (C) is a supplier or vendor, or (D) owes any material amount to, or is owed any material amount by, any Group Company (other than compensatory payments, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business). All Contracts that are required to be disclosed pursuant to this Section 3.19 are referred to herein as “Company Related Party Transactions”.

Section 3.20  Data Privacy and Security.

(a) Each Group Company has implemented commercially reasonable, written policies relating to the Processing of Personal Information (“Privacy and Data Security Policies”).

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(b) Each Group Company and, to the knowledge of Company, all vendors and processors with authorization to access Personal Information on behalf of any Group Company (“Company Personal Information”) in the course of their respective performance of services to any Group Company, comply and, since the Lookback Date, have complied with (i) all Privacy Laws, (ii) all applicable Privacy and Data Security Policies, and (iii) all contractual commitments that any Group Company has entered into with respect to the Processing of Personal Information (collectively, the “Data Privacy Commitments”), except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. To the extent required by Privacy Laws, each Group Company has in place written agreements with all of their customers regarding the Processing of any Personal Information on behalf of such customers except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(c) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, to the knowledge of Company, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or result in a violation or breach of any Data Privacy Commitments; (ii) give rise to any right of termination or other right to impair or limit AtlasClear’s rights to own and Process any Company Personal Information used in or necessary for the operation of the business of the Group Companies; or (iii) otherwise prohibit the transfer of Personal Information in the possession or control of a Group Company as contemplated by the transactions hereunder.

1)	Since the Lookback Date, no Group Company has received notice of any pending Proceedings, nor have there been any Proceedings against any Group Company initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; or (iii) any other Governmental Entity, in each case, alleging that any Processing of Personal Information by or on behalf of a Group Company is in violation of any Data Privacy Commitments, except, in the case of clauses (i) through (iii), as would not have a Company Material Adverse Effect.

(d) The Group Companies have implemented and, since the Lookback Date, maintained, and required all vendors and processors authorized to Process Personal Information for or on behalf of any Group Company to implement and maintain commercially reasonable security measures (including a written information security program with respect to the Group Companies), to (i) protect Personal Information which is processed by or on behalf of the Group Companies against unauthorized access, use, loss, disclosure, alteration, destruction, compromise, or other unauthorized Processing (a “Security Incident”); (ii) implement and maintain administrative, technical, and physical safeguards to protect Company IT Systems and such Personal Information; and (iii) provide notification in compliance with Privacy Laws in the case of any Security Incident. The employees of Group Companies receive commercially reasonable training on information security issues.

1)	Since the Lookback Date, (i) there has been no actual or reasonably suspected unauthorized access, use or disclosure of Personal Information Processed by or on behalf of the Group Companies; and (ii) there have been no security breaches, including unauthorized intrusions or breaches of security into any Company IT Systems, except, in the case of clauses (i) and (ii), as would not have a Company Material Adverse Effect.

(e) To the knowledge of the Company, no Software of the Company contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “malware,” “vulnerability,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) compromising the privacy or security of any data or damaging or destroying any data or file without consent (collectively, “Malicious Code”). Each Group Company implements industry standard measures designed to prevent the introduction of Malicious Code into Software, including firewall protections and regular virus scans.

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(f) Each Group Company owns or has a license or other legal right to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted, and such Company IT Systems are sufficient for the current needs of the business of the Group Companies as currently conducted. The Group Companies maintain commercially reasonable disaster recovery, business continuity and risk assessment plans, procedures and facilities and each Group Company has taken reasonable steps and implemented reasonable procedures to ensure the Company IT Systems under its control are free from Malicious Code. There has not been any material failure with respect to any of the Company IT Systems that has not been remedied or replaced in all material respects.

Section 3.21  Compliance with International Trade & Anti-Corruption Laws.

(a) None of the Group Companies, any of their respective officers, directors, or employees or, to the knowledge of the Company, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since July 15, 2025, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or ordinary resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, Cuba, Iran, North Korea, and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine, collectively, “Sanctioned Countries”); (iii) an entity 50% or more owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) - (iii) or any Sanctioned Country in violation of Sanctions and Export Control Laws.

(b) In the past five (5) years, none of the Group Companies, any of their respective officers, directors, or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons in each case, while acting for or on behalf of any of the foregoing, has directly or indirectly, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Law.

Section 3.22  Broker-Dealer Matters. Except as set forth on Section 3.22 of the Company Disclosure Schedules:

(a) Dawson James is current in all material filings required by the SEC or any other Governmental Entity. Dawson James is a member in good standing of FINRA. As of the date hereof, other than through Dawson James, no Company Stockholder is engaged in activities that would require any such Company Stockholder to be registered as a broker-dealer with the SEC or any other Governmental Entity.

(b) None of Dawson James or, to the Company’s knowledge, any “associated person” (within the meaning of the Exchange Act) of Dawson James, is ineligible from registration as a broker-dealer or as an “associated person” of a registered broker-dealer (within the meaning the Exchange Act), as applicable, pursuant to Section 15(b) of the Exchange Act. As of the date hereof, there is no proceeding, investigation, inquiry or other action pending or, to the Company’s knowledge, threatened in writing that would reasonably be expected to result in Dawson James or any “associated person” (within the meaning of the Exchange Act) thereof becoming ineligible to act in such capacity. Dawson James is, and at all times required by applicable Law since on or about June 1, 2024 has been, duly registered (i) with the SEC as a broker-dealer under the Exchange Act, and (ii) in each state or any other jurisdiction where the conduct of its business required such registration, licensing or qualification. Each such registration or license is in full force and effect. Dawson James is in compliance in all material respects with the applicable provisions of the Exchange Act. In the last five (5) years, each associated person of Dawson James, including any director, officer and employee of Dawson James who is required to be registered as a broker-dealer, principal, registered representative, or salesperson in connection with his, her or its activities for or with Dawson James with any Governmental Entity has been duly licensed or registered.

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(c) In the last five (5) years, Dawson James has timely filed any amendments to Form BD. Dawson James has provided or made available to AtlasClear accurate copies of all Form BD, including the most recently amended and filed with the SEC. The information contained in such form was materially accurate at the time of filing and Dawson James has made all amendments to such form as it is required to make under any applicable Law.

(d) Except as set forth on Section 3.22 of the Company Disclosure Schedules, Dawson James currently maintains, and at all times for the last five years has maintained, “net capital” (as such term is defined in Rule 15c3-1 under the Exchange Act): (i) equal to or in excess of the minimum “net capital” required to be maintained by it under the Exchange Act and such additional amounts, if any, required by FINRA and any other Governmental Entity and (ii) in an amount sufficient to ensure that it has not been required to file notice under Rule 17a-11 under the Exchange Act.

(e) Dawson James has in effect, and at all times required by applicable law in the last five (5) years has had in effect, written policies and procedures necessary to comply with applicable Law (including FINRA Rule 3120, the federal securities laws and regulations, anti-money laundering laws, including a written customer identification program), complete and correct copies of which have been provided to AtlasClear and the Group Companies and, to Company’s knowledge, all Dawson James employees have complied in all material respects with such policies and procedures.

(f) As of the date hereof, Dawson James is not required to be registered, licensed, or qualified as a bank, trust company, commodity trading advisor, commodity broker-dealer, commodity pool operator, futures commission merchant, transfer agent, real estate broker, or municipal advisor. Dawson James has not received written notice of any proceeding instituted by a Governmental Entity concerning any failure to obtain any such registration, license or qualification.

Section 3.23  Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the AtlasClear Parties and (ii) it has been furnished with or given access to such documents and information about the AtlasClear Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article V and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any AtlasClear Party, any AtlasClear Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article V and in the Ancillary Documents to which it is or will be a party, none of the AtlasClear Parties, any AtlasClear Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

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Section 3.24  EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY AtlasClear PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article III OR THE ANCILLARY DOCUMENTS OR IN THE CASE OF FRAUD, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO ANY AtlasClear PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY AtlasClear PARTY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS, EXCEPT IN THE CASE OF FRAUD. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article III OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY ATLASCLEAR PARTY IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS, EXCEPT IN THE CASE OF FRAUD.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE MAJORITY STOCKHOLDER

As a material inducement to the AtlasClear Parties to enter into this Agreement and consummate the Transactions, each of the Trust and the Beneficial Owner, jointly and severally, represents and warrants to the AtlasClear Parties, as of the date of this Agreement and as of the Closing Date, as follows. For purposes of this Article IV, each reference to the “Majority Stockholder” shall be deemed to refer to the Trust and the Beneficial Owner, individually and collectively, as the context requires.

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Section 4.1  Authorization. The Trust is a revocable trust duly created and validly existing under the laws of the State of Florida pursuant to the Robert D. Keyser, Jr. Declaration of Trust dated April 3, 2024 (the “Trust Agreement”). The Trust Agreement is in full force and effect, has not been amended except as disclosed in writing to AtlasClear, and the copy delivered to AtlasClear is true, correct and complete. Robert D. Keyser, Jr. is the settlor, sole beneficiary, duly appointed and acting trustee of the Trust (in such capacity, the “Trustee”), and the Beneficial Owner has full legal capacity and individual power and authority to execute and deliver this Agreement and each Ancillary Document to which he is or will be a party and to perform his obligations hereunder and thereunder. The Trustee has full power and authority under the Trust Agreement to execute and deliver this Agreement and the Ancillary Documents to which the Majority Stockholder is or will be a party, to perform the Majority Stockholder’s obligations hereunder and thereunder and to consummate the Transactions, including the power to sell, transfer, assign and convey the Company Shares held by the Trust. The Trust is revocable only by the Beneficial Owner, and no beneficiary, co-trustee, trust protector, spouse, court, Governmental Entity or other Person has any approval, consent, veto, withdrawal, distribution or similar right that could impair the execution, delivery or performance of this Agreement or any Ancillary Document or the consummation of the Transactions. Neither the Trust nor the Beneficial Owner has taken or omitted to take any action that limits the Trustee’s authority. The execution, delivery and performance of this Agreement and the Ancillary Documents to which the Majority Stockholder is or will be a party, and the consummation of the Transactions, have been duly authorized by all requisite action, and no other action or Consent is required. If a successor trustee is appointed before all obligations of the Majority Stockholder under this Agreement and the Ancillary Documents have been fully discharged, the Majority Stockholder shall cause such successor trustee, as a condition to appointment, to execute a written joinder agreeing to be bound by such obligations.

Section 4.2  Binding Agreement. This Agreement has been duly executed and delivered by the Trustee on behalf of the Trust and by the Beneficial Owner in his individual capacity and, assuming due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of each of the Trust and the Beneficial Owner, enforceable jointly and severally against the Trust, the trust estate and the Beneficial Owner in accordance with its terms. Upon execution and delivery of each Ancillary Document to which the Majority Stockholder is or will be a party, such Ancillary Document will constitute a legal, valid and binding obligation of each of the Trust and the Beneficial Owner, enforceable jointly and severally against the Trust, the trust estate and the Beneficial Owner in accordance with its terms. No provision of the Trust Agreement limits or otherwise impairs any recourse expressly available to an AtlasClear Party under this Agreement or any Ancillary Document. The foregoing is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and to general principles of equity; provided that no such qualification shall qualify any representation or warranty concerning authority, ownership, title or absence of conflicts.

Section 4.3  Ownership. The Trust owns, beneficially and of record, the Company Shares set forth opposite the Trust’s name on Section 3.2(a) of the Company Disclosure Schedules, free and clear of all Liens, and has sole voting and dispositive power over such Company Shares. Such Company Shares are duly authorized, validly issued, fully paid and nonassessable and are held by the Trustee as part of the trust estate. No option, warrant, proxy, voting agreement, transfer restriction, right of first refusal, right of first offer, repurchase right, marital or community-property claim or other adverse interest applies to such Company Shares. Upon consummation of the Transactions, AtlasClear will acquire good and valid title to the Purchased Shares, free and clear of all Liens. Section 3.2(a) of the Company Disclosure Schedules accurately and completely states the record and beneficial ownership of all Company Shares owned directly or indirectly by the Trust and the Beneficial Owner. Except as set forth on Section 3.2(a) of the Company Disclosure Schedules, neither the Trust nor the Beneficial Owner owns, or has any right to acquire, any other Equity Securities of the Company or any securities, instruments, options, warrants or other rights convertible into or exercisable or exchangeable for Equity Securities of the Company.

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Section 4.4  No Breach. The execution, delivery and performance of this Agreement and the Ancillary Documents to which the Majority Stockholder is or will be a party, the consummation of the Transactions and the performance by each of the Trust and the Beneficial Owner of its or his obligations hereunder and thereunder do not and will not (i) violate or conflict with the Trust Agreement or any Law or Order applicable to the Trust, the Beneficial Owner, the Trustee or the Company Shares; (ii) with or without notice or lapse of time or both, breach or conflict with, constitute a default under, give rise to any right of termination, cancellation, amendment or acceleration under, result in the loss of any material benefit under, or give rise to any payment or other obligation under, any Contract, voting agreement, side letter, marital or domestic-relations arrangement, estate-planning instrument, financing or pledge arrangement or restrictive covenant binding on the Trust, the Beneficial Owner, the Trustee or the Company Shares; (iii) result in the imposition of any Lien on the Company Shares; or (iv) require any filing with, notice to or Consent of any Governmental Entity, beneficiary, spouse, lender, contractual counterparty or other Person.

Section 4.5  Compliance with Laws; Claims. Each of the Trust and the Beneficial Owner has complied in all material respects with all Laws and Orders applicable to the Trust, the Beneficial Owner, the Trustee, the trust estate or the Company Shares. There is no Claim pending or threatened in writing or, to the knowledge of the Majority Stockholder, otherwise threatened, and no fact or circumstance exists that would reasonably be expected to result in any Claim, in each case, that affects or would reasonably be expected to affect title to the Company Shares, the authority or capacity of the Trust, the Beneficial Owner or the Trustee, the enforceability of this Agreement or any Ancillary Document, the consummation of the Transactions or the ability of the Majority Stockholder to satisfy its indemnification or other obligations. Neither the Trust, the Beneficial Owner, the Trustee, the trust estate nor the Company Shares is subject to any Order affecting any such matter. No bankruptcy, insolvency, receivership, guardianship, incapacity, probate, divorce or similar proceeding is pending or, to the knowledge of the Majority Stockholder, threatened with respect to the Trust, the Beneficial Owner, the Trustee or the trust estate, and no governmental or regulatory inquiry is pending or, to the knowledge of the Majority Stockholder, threatened concerning the ownership or transfer of the Company Shares. Neither the Trust, the Beneficial Owner nor any Affiliate or related Person has any Claim, right of contribution, reimbursement, indemnification, advancement, compensation, distribution, loan, accrued payment or other amount due from any Group Company, except as expressly disclosed on Section 4.5 of the Company Disclosure Schedules, and each such disclosed right or Claim shall be released at Closing pursuant to the Stockholder Release.

Section 4.6  Representation by Counsel. Each of the Trustee, on behalf of the Trust, and the Beneficial Owner, individually: (i) has been represented by independent counsel or has had the opportunity to consult with independent counsel and knowingly declined to do so; (ii) has had the full right and opportunity to consult with legal, tax and other advisors; (iii) has carefully read and understands this Agreement and the Ancillary Documents; (iv) understands the joint and several obligations of the Trust and the Beneficial Owner, the indemnification provisions, escrow arrangements, releases, restrictions on transfer and other restrictive provisions, and the potential issuance of AtlasClear Shares contemplated hereby; (v) is fully aware of the contents, meaning, intent and legal effect of this Agreement and the Ancillary Documents; and (vi) is competent to execute and deliver this Agreement and the Ancillary Documents and has done so free from coercion, duress or undue influence.

Section 4.7  Tax Matters. The Majority Stockholder has consulted with its own legal and tax advisors regarding the Tax consequences of the Transactions and is not relying on any AtlasClear Party, Group Company or their respective Representatives for Tax advice; provided that nothing in this Section 4.7 limits or modifies the covenants or agreements of the Parties concerning the Intended Tax Treatment.

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Article V

REPRESENTATIONS AND WARRANTIES RELATING TO THE ATLASCLEAR PARTIES

Subject to Section 10.7, except (a) as set forth on the AtlasClear Disclosure Schedules, or (b) except as set forth in any Exchange Act filings (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each AtlasClear Party, jointly and severally, hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

Section 5.1  Organization and Qualification. Each AtlasClear Party is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).

Section 5.2  Authority.

(a) Each AtlasClear Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the approvals and consents to be obtained by the Merger Subs pursuant to Section 6.8, the execution and delivery of this Agreement, the Ancillary Documents to which an AtlasClear Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary, corporate, limited liability company or other similar action on the part of such AtlasClear Party. This Agreement has been and each Ancillary Document to which an AtlasClear Party is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such AtlasClear Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such AtlasClear Party (assuming this Agreement has been and the Ancillary Documents to which such AtlasClear Party is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such AtlasClear Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 5.3  Consents and Requisite Governmental Approvals; No Violations.

(a) Except as set forth on Section 5.3(a) of the AtlasClear Disclosure Schedules, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of an AtlasClear Party with respect to such AtlasClear Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for the filing of the First Certificate of Merger and Second Certificate of Merger, or any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not be, individually or in the aggregate, material to each AtlasClear Party.

(b) Neither the execution nor the delivery by an AtlasClear Party of this Agreement or any Ancillary Document to which it is or will be a party, the performance by an AtlasClear Party of its obligations hereunder or thereunder or the consummation by an AtlasClear Party of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of an AtlasClear Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which an AtlasClear Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such AtlasClear Party or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of an AtlasClear Party, except in the case of any of clauses (ii) through (iv) above, as would not be, individually or in the aggregate, material to each AtlasClear Party.

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Section 5.4  Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 5.4 of the AtlasClear Disclosure Schedules (which fees shall be the sole responsibility of AtlasClear, except as otherwise provided in Section 10.5), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of any AtlasClear Party or any of its Affiliates for which an AtlasClear Party has any obligation.

Section 5.5  Tax Matters

(a) Each of AtlasClear and its Subsidiaries has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each of AtlasClear and its Subsidiaries has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b) Each of AtlasClear and its Subsidiaries has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c) Neither AtlasClear nor any of its Subsidiaries is currently the subject of a Tax audit or examination with respect to material Taxes. Neither AtlasClear nor any of its Subsidiaries has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d) Neither AtlasClear nor any of its Subsidiaries has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to AtlasClear or any of its Subsidiaries which agreement or ruling would be effective after the Closing Date.

(f) Neither AtlasClear nor any of its Subsidiaries is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for material Taxes on any assets of AtlasClear or its Subsidiaries other than Permitted Liens.

(h) To the knowledge of AtlasClear, during the two (2)-year period ending on the date of this Agreement, neither AtlasClear nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

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(i) Neither AtlasClear nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was AtlasClear or any of its current Affiliates) or (ii) has any material Liability for the Taxes of any Person (other than AtlasClear or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(j) For the past three years, no written Claims have ever been made by any Tax Authority in a jurisdiction where AtlasClear or any of its Subsidiaries does not file Tax Returns that AtlasClear or such Subsidiary is or may be subject to taxation by that jurisdiction, which Claims have not been resolved or withdrawn.

(k) Neither AtlasClear nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a transactional Contract or a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(l) Neither AtlasClear nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) To the knowledge of AtlasClear, neither AtlasClear nor any of its Subsidiaries has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment. To the knowledge of AtlasClear, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date of any AtlasClear Party or any of their respective Affiliates not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

Section 5.6  Investigation; No Other Representations.

(a) Each AtlasClear Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each AtlasClear Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate, or any other Person, either express or implied, and each AtlasClear Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which it is or will be a party (and other than in the case of Fraud), none of the Company, any Company Non-Party Affiliate, nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

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Section 5.7  Capitalization.

(a) As of the date hereof, (i) the authorized capital stock of AtlasClear is as set forth in AtlasClear’s SEC Reports, (ii) AtlasClear has 151,838,744 shares of common stock and no shares of preferred stock outstanding and (iii) AtlasClear has outstanding Common Stock equivalents as set forth in AtlasClear’s SEC Reports. All of the outstanding Equity Securities of AtlasClear are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities Laws, and none of such outstanding Equity Securities was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(b) Except as contemplated by this Agreement, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to AtlasClear’s Equity Securities to which AtlasClear is a party or, to the knowledge of AtlasClear, between or among any of AtlasClear’s stockholders, other than those filed with the SEC as exhibits to AtlasClear’s SEC Reports.

Section 5.8  Valid Issuance of AtlasClear Shares. The AtlasClear Shares issuable to the Company Stockholders pursuant to this Agreement are duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer under applicable securities Laws and the Registration Rights and Lock-up Agreement. AtlasClear has reserved from its duly authorized capital stock a sufficient number of AtlasClear Shares to satisfy its obligations to issue AtlasClear Shares to the Company Stockholders pursuant to this Agreement, including the Stage 2 Shares.

Section 5.9  SEC Reports; Financial Statements. AtlasClear has filed all reports, schedules, forms, statements and other documents required to be filed by AtlasClear under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as AtlasClear was required by Law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with any materials filed by AtlasClear on a voluntary basis, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Section 5.9 of the AtlasClear Disclosure Schedules, the financial statements of AtlasClear included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of AtlasClear and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 5.10  Absence of Certain Changes. Since the date of the latest audited financial statements included within the SEC Reports, (a) there has been no AtlasClear Material Adverse Effect, (b) AtlasClear has not incurred any material liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in AtlasClear’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (c) AtlasClear has not altered its method of accounting in any material respect, (d) AtlasClear has not declared or made any dividend or distribution of cash or other property to its stockholders (other than dividends or distributions to wholly-owned Subsidiaries), and (e) except as publicly disclosed in the SEC Reports prior to the date hereof, AtlasClear has not issued any Equity Securities to any officer, director or Affiliate, other than pursuant to existing AtlasClear equity incentive plans or stock option plans.

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Section 5.11  Listing and Maintenance Requirements. The AtlasClear Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and AtlasClear has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the AtlasClear Shares under the Exchange Act nor has AtlasClear received any notification that the SEC is contemplating terminating such registration. Except as set forth on Section 5.11 of the AtlasClear Disclosure Schedules, AtlasClear has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the AtlasClear Shares are or have been listed or quoted to the effect that AtlasClear is not in compliance with the listing or maintenance requirements of such Trading Market. The AtlasClear Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and AtlasClear is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

Section 5.12  Investment Company. AtlasClear is not, and is not an Affiliate of, and immediately after the Closing, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act. AtlasClear shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act.

Section 5.13  EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article V AND THE ANCILLARY DOCUMENTS, NONE OF THE AtlasClear PARTIES NOR ANY OTHER PERSON MAKES, AND EACH AtlasClear PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY AtlasClear PARTY THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY AtlasClear PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH AtlasClear PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article V OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY AtlasClear PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY AtlasClear PARTY NOR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS.

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Article VI

COVENANTS

Section 6.1  Conduct of Business of the Company.

(a) During the period from the date of this Agreement to the Closing (or such earlier date on which this Agreement is terminated), except as consented to in writing in advance by AtlasClear or as otherwise expressly required by this Agreement, the Company shall carry on its business as presently conducted in the ordinary course of business and in compliance in all material respects with all applicable Law and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, Permits and FINRA membership and keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, landlords, distributors and others having business dealings with it, in each case, with the intention that its goodwill and ongoing business shall be unimpaired at the Closing.

(b) In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing (or such earlier date on which this Agreement is terminated), except as otherwise expressly required by the terms of this Agreement:

(i) The Company and the Company Stockholders shall not declare or pay any dividend, distribution, or return of capital to the Company Stockholders that would cause Dawson James to have Net Capital in an amount less than the Required Net Capital Amount;

(ii) The Company shall not, and the Company Stockholders shall cause the Company not to, enter into, materially amend, or terminate any material contract (including clearing agreements, technology agreements, office leases, or vendor contracts with annual value exceeding $100,000) without AtlasClear’s prior written consent, which shall not be unreasonably withheld;

(iii) The Company shall not, and the Company Stockholders shall cause the Company not to, take any action that would reduce the Net Capital of Dawson James to be less than the Required Net Capital Amount.

(c) From the date of this Agreement through the Closing Date (or the earlier termination of this Agreement, if applicable), AtlasClear shall have the right to appoint one (1) non-voting observer to attend all meetings of the Company and/or its Subsidiaries board of directors (or equivalent governing body) and to receive copies of all materials distributed to directors, subject to customary confidentiality restrictions.

(d) From the date of this Agreement through the Closing Date (or the earlier termination of this Agreement if applicable), the Company and its Subsidiaries shall provide AtlasClear with monthly financial statements (within fifteen (15) Business Days of month-end), copies of all Focus Reports, and prompt notice of any material regulatory inquiries, examinations, or deficiency notices and, promptly upon receipt and in any event no later than November 15, 2026, the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2025, which upon delivery shall be deemed included in the Financial Statements for all purposes of this Agreement (including Section 3.4).

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(e) Notwithstanding anything to the contrary in this Agreement, including the consent rights and information rights set forth in this Section 6.1, nothing in this Agreement shall be construed to grant AtlasClear, directly or indirectly, the right to control or direct the day-to-day business operations of the Company or any of its Subsidiaries prior to the Closing Date. The consent rights, observer rights, information rights and other protective covenants set forth in this Agreement are intended solely to protect AtlasClear’s legitimate interest as a stockholder and prospective acquiror and do not constitute, and shall not be deemed to constitute, control of the Company or any of its Subsidiaries for purposes of FINRA Rules, the Exchange Act, or any other applicable Law.

Section 6.2  Efforts to Consummate; Litigation.

(a) From and after the date of this Agreement, the Parties shall use best efforts to satisfy all conditions to Closing hereunder. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the AtlasClear Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any AtlasClear Party) or AtlasClear (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the Transactions or the Ancillary Documents; provided that documents and information provided to the other Party pursuant to this paragraph (i) may be redacted (A) to remove references to valuation of the Company, (B) to comply with contractual arrangements or (C) to preserve legal privilege and/or (ii) may be designated as “outside counsel only,” in which case such documents and information shall be provided only to outside counsel and consultants retained by such counsel. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the Transactions unless it consults with, in the case of any AtlasClear Party, the Company, or, in the case of the Company, AtlasClear in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any AtlasClear Party, the Company, or, in the case of the Company, AtlasClear, the opportunity to attend and participate in such meeting or discussion.

(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, AtlasClear, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative Claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of AtlasClear, any of the AtlasClear Parties or any of their respective Representatives (in their capacity as a representative of an AtlasClear Party) or the Company or any of its Representatives (in their capacity as a representative of the Company). AtlasClear and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, the Company shall, subject to and without limiting the covenants and agreements, and the rights of AtlasClear, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided however, that in no event shall the Company, any other Group Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of AtlasClear (not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for AtlasClear to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of each AtlasClear Party and Representative that is the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by any AtlasClear Party or Representative thereof or would otherwise constitute an Liability of AtlasClear or (y) any non-monetary, injunctive, equitable or similar relief against any AtlasClear Party or (C) contains an admission of wrongdoing or Liability by an AtlasClear Party or any of its Representatives). Without limiting the generality of the foregoing, in no event shall AtlasClear, any of the AtlasClear Parties or any of their respective Representatives settle or compromise any such Transaction Litigation without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed).

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Section 6.3  Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 6.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to AtlasClear and its Representatives during normal business hours reasonable access to the directors, officers, books and records and properties of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies) for the purpose of consummating the Mergers. Notwithstanding the foregoing, none of the Group Companies shall be required to provide, or cause to be provided, to AtlasClear or its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and any AtlasClear Party, any AtlasClear Non-Party Affiliate or any of their respect Representatives on the other hand, are adverse parties in a litigation or other Proceeding and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law or Order.

Section 6.4  Public Announcements.

(a) Subject to Section 6.4(b) and Section 6.7, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and AtlasClear or, after the Closing, AtlasClear; provided, however, that each Party and their respective Representatives may make any such announcement or other communication (i) if such press release, announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Person shall, to the extent permitted by applicable Law use reasonable best efforts to consult with the Company, if the disclosing Person is an AtlasClear Party or AtlasClear, if the disclosing party is the Company or any of its Representatives, and give the Company or AtlasClear, as applicable, the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, or (B) after the Closing, the disclosing Person and/or its Representatives, as applicable, shall, to the extent permitted by applicable Law, use reasonable best efforts to consult with AtlasClear and give AtlasClear the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, (ii) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the Transactions. Notwithstanding anything to the contrary in this Section 6.4 or otherwise in this Agreement, the Parties agree that the AtlasClear Shareholders and their respective Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.

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(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and AtlasClear prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, AtlasClear shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and AtlasClear shall consider such comments in good faith. The Company, on the one hand, and AtlasClear, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or AtlasClear, as applicable) a press release announcing the consummation of the Transactions (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by the Company and AtlasClear prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), AtlasClear shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and AtlasClear prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or AtlasClear, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 6.5  Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Mergers constitute a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Mergers to so qualify. To the greatest extent permitted under applicable Law, the Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 6.5(a)(i).

(ii) AtlasClear and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Mergers qualifying for the Intended Tax Treatment.

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(iii) The Parties shall reasonably cooperate with each other and their respective counsel to document and support the Tax treatment of the Mergers consistent with the Intended Tax Treatment.

(b) Each of the Parties shall (and shall cause their respective Affiliates to) use commercially reasonable efforts to cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding.

(c) Any transfer, documentary, sales, use, stamp, excise, recording, registration, value added and other such similar Taxes (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the transactions set forth herein (collectively, “Transfer Taxes”) shall, in the case of Transfer Taxes payable solely as a result of the Mergers, be borne and paid equally between AtlasClear on the one hand and the Company Stockholders on the other hand.

Section 6.6  Exclusive Dealing. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Majority Stockholder and the Company shall not, and shall cause the other Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, induce, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract, agreement or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company) (other than in connection the Transactions); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than AtlasClear and its Affiliates) to do or seek to do any of the foregoing. The Company agrees to (A) notify AtlasClear promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep AtlasClear reasonably informed on a current basis of any modifications to such offer or information.

Section 6.7  Regulatory Approval. As a condition to the Closing, as soon as reasonably practicable following the date hereof, the Company shall prepare and submit an application with FINRA including a Form CMA (the “CMA”) consistent with the requirements of FINRA Rule 1017 seeking approval of the change of ownership and control of the Company and its Subsidiaries contemplated by this Agreement. The CMA shall be subject to the prior review and approval of AtlasClear, and AtlasClear shall timely provide all information regarding the AtlasClear Parties required to complete the CMA and to respond to any further FINRA requests. The application fee due to FINRA for the CMA shall be borne by AtlasClear. The obligations of the Parties to consummate the Transactions shall be subject to the CMA being approved by FINRA. The foregoing notwithstanding, upon agreement of the Parties, this condition may be satisfied if the Company and its Subsidiaries have not received a “do not close” letter from FINRA and thirty (30) days has passed since the filing of the CMA.

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Section 6.8  Merger Sub and Merger Sub II Equityholder Approval. As promptly as reasonably practicable following the date of this Agreement, AtlasClear, as the sole shareholder of each of Merger Sub and sole member of Merger Sub II, will approve and adopt this Agreement, the Ancillary Documents to which each of Merger Sub and Merger Sub II, as applicable, is or will be a party and the transactions contemplated hereby and thereby (including the Mergers).

Section 6.9  FIRPTA Certificates. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to AtlasClear a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to AtlasClear.

Section 6.10  AtlasClear Stockholder Approval. AtlasClear shall use reasonable best efforts to obtain any stockholder vote or approval required under Section 713 of the NYSE American LLC Company Guide (or any successor or related rule) in connection with the issuance of the Stage 2 Shares to the Company Stockholders in accordance with this Agreement. Without limiting the generality of the foregoing, if such stockholder approval is required, AtlasClear shall (a) prepare and file with the SEC a proxy statement or information statement, as applicable (together with any amendments or supplements thereto, the “Stockholder Approval Filing”), containing the information required to be included therein by the Exchange Act and the rules and regulations promulgated thereunder and the applicable rules of NYSE American LLC; (b) respond promptly to any comments received from the SEC with respect to the Stockholder Approval Filing and any request by the SEC for amendments or supplements thereto; (c) as promptly as reasonably practicable following clearance by the SEC, mail or otherwise disseminate the Stockholder Approval Filing to holders of AtlasClear Shares entitled to vote thereon; (d) duly call, give notice of, convene and hold a meeting of the holders of AtlasClear Shares for the purpose of obtaining the required stockholder approval (the “AtlasClear Stockholder Approval”); and (e) through its board of directors, recommend that holders of AtlasClear Shares vote in favor of the AtlasClear Stockholder Approval. AtlasClear shall give the Company reasonable opportunity to review and comment on the Stockholder Approval Filing prior to filing with the SEC and shall consider in good faith any comments proposed by the Company or its Representatives.

Article VII

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

Section 7.1  Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Party for whose benefit such condition exists of the following conditions:

(a) each applicable approval or waiting period under any Law relating to the Transactions, and any agreement between a Party with any Governmental Entity not to consummate Transactions, shall have expired or been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable, including and not limited to the consent of FINRA pursuant to Section 6.7; and

(b) no Order or Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity enjoining, prohibiting or preventing the consummation of the Transactions shall be in effect; and

(c) the AtlasClear Stockholder Approval shall have been obtained if AtlasClear stockholder approval is required under Section 713 of the NYSE American LLC Company Guide (or any successor or related rule) in connection with the issuance of the Stage 2 Shares to the Company Stockholders.

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Section 7.2  Other Conditions to the Obligations of the AtlasClear Parties. The obligations of the AtlasClear Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, prior written waiver by AtlasClear (on behalf of itself and the other AtlasClear Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), (ii) the representations and warranties set forth in Article IV shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date).and (iii) the representations and warranties of the Company set forth in Article III (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred that is continuing;

(d) holders of not more than five percent (5%) of the outstanding Company Shares shall have demanded, or shall remain entitled to demand, appraisal of such Company Shares pursuant to Section 262 of the DGCL, and the Company shall have delivered to AtlasClear (A) evidence reasonably satisfactory to AtlasClear that this Agreement and the Mergers have been duly adopted and approved by the Majority Stockholder by written consent in accordance with Section 228 of the DGCL and the Governing Documents of the Company, and (B) evidence that the notices required by Sections 228(e) and 262(d) of the DGCL have been duly given to each Company Stockholder that did not execute such written consent, and (C) a joinder, in form and substance reasonably satisfactory to AtlasClear, duly executed by each Company Stockholder other than the Majority Stockholder, pursuant to which such Company Stockholder agrees to be bound by the Registration Rights and Lock-up Agreement attached hereto as Exhibit A.

(e) there shall be no issued and outstanding shares of any class of preferred stock of the Company and all amounts due and payable by the Company or its Subsidiaries in respect of any preferred stock of the Company shall have been paid in full;

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(f) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to AtlasClear the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a), Section 7.2(b), Section 7.2(c) and Section 7.2(d) are satisfied, in a form and substance reasonably satisfactory to AtlasClear;

(ii) the Registration Rights and Lock-Up Agreement, duly executed by each Company Stockholder;

(iii) employment agreements, in substantially the form attached hereto as Exhibit E and reasonably acceptable to AtlasClear, duly executed by Dawson James and each of Robert D. Keyser, Jr. (individually), Monique Maclaren, Robert D. Keyser III, Joseph M. Keyser and Cory Wachowiz;

(iv) a letter of transmittal (“Letter of Transmittal”) in form acceptable to AtlasClear (which shall include customary representations and warranties, indemnifications from each Company Stockholder, and the execution of releases in the form attached hereto as Exhibit F) (each a “Stockholder Release”), in each case duly executed by each Company Stockholder;

(v) the Escrow Agreement, duly executed by the Majority Stockholder; and

(vi) evidence that all shares of preferred stock of the Company issued and outstanding as of the date of this Agreement have been repurchased or redeemed by the Company prior to the Closing Date which shall include evidence of the payment in full of all amounts owed in respect of such shares and a full release of all claims by the holders thereof;

(vii) evidence in form and substance reasonably satisfactory to AtlasClear that all Indebtedness of the Group Companies has been paid in full and any liens released prior to the Closing, including evidence that any and all regulatory consents required in connection therewith were received prior to the payment thereof;

(viii) evidence in form and substance reasonably satisfactory to AtlasClear that all warrants and economic participations set forth on Exhibit D have been distributed to the equityholders of the Company in accordance with all applicable Laws;

(ix) evidence of the receipt of all consents, Permits, approvals, and waivers required for the parties to consummate the Transactions (including the payment in full of all Indebtedness of the Group Companies prior to the Closing) set forth or required to be set forth on Section 3.5 of the Company Disclosure Schedules;

(x) a certification of trust of the Majority Stockholder, dated as of the Closing Date and duly executed by the Trustee, satisfying the requirements of Section 736.1017 of the Florida Statutes and confirming the Trustee’s authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby;

(xi) a spousal consent duly executed by the spouse of Robert D. Keyser, Jr., if any, pursuant to which such spouse consents to the transactions contemplated by this Agreement and waives any marital, community-property or other rights or claims that such spouse may have in or with respect to the Company Shares held by the Majority Stockholder or the consideration payable in respect thereof, in form and substance reasonably acceptable to AtlasClear; provided that, if Robert D. Keyser, Jr. is not married as of the Closing Date, he shall instead deliver a certification to that effect; and

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(xii) evidence of the termination in full of the Keyser Employment Agreement (as defined in the Company Disclosure Schedules).

Section 7.3  Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a) (i) the AtlasClear Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “AtlasClear Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), and (ii) the representations and warranties of the AtlasClear Parties (other than the AtlasClear Fundamental Representations) contained in Article V of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “AtlasClear Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause an AtlasClear Material Adverse Effect;

(b) the AtlasClear Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no AtlasClear Material Adverse Effect shall have occurred that is continuing;

(d) if stockholder approval is required under Section 713 of the NYSE American LLC Company Guide (or any successor or related rule) in connection with the issuance of the Stage 2 Shares to the Company Stockholders, the AtlasClear Stockholder Approval shall have been obtained in accordance with Section 6.10;

(e) at or prior to the Closing, AtlasClear shall have delivered, or caused to be delivered, the following documents:

(i) a certificate duly executed by an authorized officer of AtlasClear, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a), Section 7.3(b) and Section 7.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company;

(ii) the Registration Rights and Lock-Up Agreement, duly executed by AtlasClear and the AtlasClear Shareholders; and

(iii) the Escrow Agreement, duly executed by AtlasClear and the Escrow Agent.

Section 7.4  Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur. None of the AtlasClear Parties may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was proximately caused by an AtlasClear Party’s failure to use reasonable best efforts to cause the Closing to occur.

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Article VIII

TERMINATION

Section 8.1  Termination. This Agreement may be terminated, and the Transactions may be abandoned at any time prior to the Closing, solely:

(a) by mutual written consent of AtlasClear and the Company;

(b) by AtlasClear, if any of the representations or warranties set forth in Article III shall not be true and correct or if the Company has failed to perform or has otherwise breached any of its covenants or agreements set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.2(a) or Section 7.2(b) would not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by AtlasClear, and (ii) the Termination Date; provided, however, that none of the AtlasClear Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) from being satisfied (assuming the Closing occurred as of such date);

(c) by the Company, if any of the representations or warranties set forth in Article V shall not be true and correct or if any AtlasClear Party has failed to perform any covenant or agreement on the part of such applicable AtlasClear Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied (assuming the Closing occurred as of such date) and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to AtlasClear by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 7.2(a) or Section 7.2(b) from being satisfied (assuming the Closing occurred as of such date);

(d) by either AtlasClear or the Company, if the Transactions shall not have been consummated on or prior to the date that is the one (1) year anniversary of the date of this Agreement (the “Termination Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to AtlasClear if any AtlasClear Party’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the Transactions on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to the Company if the Company’s breach of any of its covenants or obligations under this Agreement, or any Ancillary Documents to which it is a party, shall have proximately caused the failure to consummate the Transactions on or before the Termination Date;

(e) by either AtlasClear or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order or other action shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any Party whose action or failure to perform any of its obligations under this Agreement shall have proximately caused, or primarily resulted in, the enactment or issuance of any such Law or Order; and

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(f) by AtlasClear pursuant to and in accordance with Section 2.7(d)(i).

Section 8.2   Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, (a) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of Section 6.3(a), this Section 8.2, Article X and Article I (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 8.1 shall not affect any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud or any Person’s Liability under the Confidentiality Agreement.

Article IX

INDEMNIFICATION.

Section 9.1  Survival of Representations, Warranties and Covenants; Reliance. All representations and warranties of the Parties contained in this Agreement will survive the execution and delivery hereof and the Closing hereunder, and, after the Closing (a) the Fundamental Representations and any and all Claims arising out of or related to Fraud will survive the execution and delivery hereof and the Closing, and continue until the expiration of the applicable statute of limitations; (b) the Statutory Representations will survive the execution and delivery hereof and the Closing, and continue until the expiration of the applicable statute of limitations for the applicable matter; and (c) all other representations and warranties will survive the execution and delivery hereof and the Closing, and continue until the date eighteen (18) months after the Closing Date. For avoidance of doubt, it is the express intent of the Parties that, if the applicable survival period for an item contemplated by this Section 9.1 is shorter than the statute of limitations that would otherwise be applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened survival period contemplated hereby. Each representation and warranty described above, and any related indemnity Claim or right, will further survive if the party asserting such Claim provides written notice of such Claim or fact or circumstance reasonably expected to be the basis for a Claim (even if a Loss has not yet occurred) on or prior to the applicable time period referenced above to the party against which such Claim is asserted. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement will survive the execution and delivery hereof and the Closing, and continue until the applicable statute of limitations (unless a shorter period is expressly prescribed with respect to such covenant or agreement). Notwithstanding any right of AtlasClear to investigate the affairs of the Company and the Company Stockholders, and notwithstanding any knowledge of the Company of facts determined or determinable by AtlasClear pursuant to such investigation or right of investigation, AtlasClear has the right to rely fully upon the representations and warranties of each of the Company and each of the Company Stockholders contained in this Agreement and the other Ancillary Documents.

Section 9.2  Indemnification by AtlasClear. From and after the Closing, subject to the limitations set forth herein, AtlasClear shall indemnify and hold harmless each of the Company Stockholders, and each of their respective heirs, personal representatives, successors and assigns (collectively, the “Stockholder Indemnified Parties”), against, from and in respect of any and all Losses that they incur as a result of or that arise from: (a) the inaccuracy in or breach of any representation or warranty made by any AtlasClear Party in this Agreement or in any Ancillary Document, or (b) the non-fulfillment or breach of any unwaived covenant, obligation or agreement, in each case as made by or on behalf of any AtlasClear Party in this Agreement and to the extent such covenant or agreement is to be performed after the Closing.

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Section 9.3   Indemnification by the Majority Stockholder. From and after the Closing, subject to the limitations set forth herein, the Majority Stockholder shall indemnify and hold harmless AtlasClear and its Affiliates (including the Surviving Entity), and each of their respective equity holders, trustees, directors, managers, officers, employees and agents (collectively, the “AtlasClear Indemnified Parties”), against, from and in respect of any and all Losses that they incur as a result of or that arise from: (a) the breach of any representation or warranty set forth in Article III or Article IV; (b) the non-fulfillment or breach by or on behalf of any of the Majority Stockholder or, at or prior to the Closing, the Company, of any unwaived covenant, obligation or agreement, in each case as contained in this Agreement or in any certificate delivered pursuant to this Agreement; (c) any Taxes relating to any period prior to the Closing (or portion thereof), (d) any of the matters set forth on Exhibit G, (e) any claim or action by or on behalf of any current or former holder or alleged current or former holder of equity interests or equity appreciation rights (options, phantom or otherwise) in the Company or any Subsidiary thereof or otherwise relating to any allocation or distribution of any consideration payable in connection with the transactions contemplated by this Agreement,(f) any Indebtedness or transaction expenses of the Group Companies not paid in full and terminated prior to Closing, and (g) any inaccuracy in the determination of Closing Net Capital Amount arising out of or related to any information, facts or circumstances material to the calculation thereof which were known or should have been known by the Majority Stockholder at or prior to the Closing.

Section 9.4  Certain Limitations on Indemnification Obligations.

(a) Except as otherwise expressly provided in this Agreement, the AtlasClear Indemnified Parties will not be entitled to receive any indemnification payments under Section 9.3(a) or Section 9.3(d) until the aggregate amount of Losses incurred by the AtlasClear Indemnified Parties exceeds $245,000 (the “Basket Amount”), in which event the Majority Stockholder will be liable for all such Losses in excess of the Basket Amount; provided that the Basket Amount will not apply to Losses in connection with breaches of the Company Fundamental Representations, the Statutory Representations, or in the event of Fraud.

(b) Except as otherwise expressly provided in this Agreement, the maximum aggregate amount of indemnification payments that the AtlasClear Indemnified Parties will be entitled to receive with respect to Claims under Section 9.3(a) or Section 9.3(d) will not exceed $1,650,000 (the “Cap”); provided that the Cap will not apply to Losses in connection with breaches of the Statutory Representations, the Company Fundamental Representations or in the event of Fraud.

(c) Except as otherwise expressly provided in this Agreement, the Stockholder Indemnified Parties will not be entitled to receive any indemnification payments under Section 9.2(a) until the aggregate amount of Losses incurred by the Stockholder Indemnified Parties exceeds $245,000 in which event AtlasClear will be liable for all such Losses in excess of $245,000; provided that the foregoing will not apply to Losses in connection with breaches of the AtlasClear Fundamental Representations or in the event of Fraud.

(d) Except as otherwise expressly provided in this Agreement, the maximum aggregate amount of indemnification payments that the Stockholder Indemnified Parties will be entitled to receive with respect to Claims under Section 9.2 will not exceed $1,650,000; provided that the foregoing will not apply to Losses in connection with breaches of the AtlasClear Fundamental Representations or in the event of Fraud.

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(e) Except as otherwise expressly provided in this Agreement, the aggregate amount of Losses to which the AtlasClear Indemnified Parties or the Stockholder Indemnified Parties, as applicable, will be entitled to receive indemnification hereunder shall not exceed an amount equal to the Purchase Price; provided that such limitations will not apply to Losses in connection with Fraud.

(f) Notwithstanding anything to the contrary in this Agreement: (i) for purposes of determining the existence of a breach of a representation or warranty set forth in this Agreement but not for determining the amount of Losses arising out of or resulting from any such breach, all references to materiality or material adverse effect or words of similar import or effect contained therein shall be disregarded and deemed to have been made without any such qualification; and (ii) none of the AtlasClear Indemnified Parties or the Stockholder Indemnified Parties will be permitted to recover any Losses pursuant to this Article IX to the extent such Party has been indemnified or reimbursed for such amount under any other provision of this Agreement.

Section 9.5  Defense of Claims.

(a) In the case of any Claim for indemnification under Section 9.2 and Section 9.3 arising from a Claim of a third party (including the IRS or any other Governmental Entity) of which an indemnified Party received notice and as to which it may request indemnification hereunder, such indemnified Party must give reasonably prompt written notice to the indemnifying party of any such Claim, including a description of the Claim, the amount of the Claim (if known and quantifiable), and the basis of the Claim. The failure to give such notice (or delay in giving such notice) will not, however, relieve the indemnifying Party of its indemnification obligations hereunder except to the extent that the indemnifying Party is actually harmed thereby. The indemnifying Party has the right to defend and to direct the defense against any such third party Claim in its name and at its expense, and with qualified counsel selected by the indemnifying Party and reasonably satisfactory to the indemnified Party unless (A) the indemnifying Party fails to acknowledge fully its obligations to the indemnified Party(ies) under this Agreement to indemnify for such third party Claim within fifteen (15) calendar days after receiving notice of such third party Claim; (B) the applicable third party claimant is a Governmental Entity or a then-current customer of AtlasClear, the Surviving Entity, or one of their respective Subsidiaries or Affiliates; (C) the applicable third party alleges Fraud or Claims with respect to Taxes; (D) an adverse judgment with respect to the Claim will establish a precedent materially adverse to the continuing business interests of the Company, AtlasClear or their respective Affiliates; (E) there is a material conflict of interest between the indemnified Party and the indemnifying Party in the conduct of such defense; (F) the third party Claim is criminal in nature, could reasonably be expected to lead to criminal proceedings; or (G) the third party Claim seeks injunctive relief or other equitable remedies against the indemnified Party(ies).

(b) If the indemnifying Party elects, and is entitled, to defend such Claim, it will within twenty (20) calendar days (or sooner, if the nature of the Claim so requires) notify the indemnified Party of its intent to do so, and the indemnified Party must, at the request and expense of the indemnifying Party, cooperate in the defense of such Claim. If the indemnifying Party elects not to, or is not entitled under this Section 9.5 to, defend such Claim, fails to notify the indemnified Party of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the indemnified Party may pay, settle or defend such Claim.

(c) Notwithstanding anything to the contrary contained herein, the indemnifying Party will have no indemnification obligations with respect to any such Claim which has been or will be settled by the indemnified Party without the prior written consent of the indemnifying Party (which consent may not be unreasonably withheld, conditioned or delayed); provided, however, that notwithstanding the foregoing, the indemnified Party will not be required to refrain from paying any Claim that has matured by an Order, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any Claim where the delay in paying such Claim would result in the foreclosure of a Lien upon any of the property or assets then held by the indemnified Party or where any delay in payment would cause the indemnified Party economic loss.

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(d) The indemnifying Party’s right to direct the defense will include the right to enter into an agreement settling any Claim by a third party; provided, that no such settlement will obligate the indemnified Party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the indemnified Party other than the delivery of a release for such Claim, except with the prior written consent of the indemnified Party (such consent to be provided in the sole discretion of the indemnified party). Notwithstanding the indemnifying Party’s right to settle in accordance with the immediately preceding sentence, the indemnifying Party may not settle any Claim over the objection of the indemnified Party; provided, however, that consent by the indemnified Party to settlement will not be unreasonably withheld, conditioned or delayed. The indemnified Party will have the right to participate in the indemnifying Party’s defense of any Claim with counsel selected by it subject to the indemnifying Party’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the indemnified Party; provided, however, that, in the case of any Claim which seeks injunctive or other equitable relief against the indemnified Party, the fees and disbursements of such counsel will be at the expense of the indemnifying Party.

Section 9.6  Non-Third Party Claims. Any Claim which does not result from a third party Claim will be asserted by a written notice to the other Party or Parties including a description of the Claim, the amount of the Claim (if known and quantifiable), and the basis of the Claim, and which will be identified as a “DIRECT INDEMNITY CLAIM NOTICE.” The recipient of such notice will have a period of thirty (30) days after receipt of such notice within which to respond thereto. If the recipient does not respond within such thirty (30) days and does not cure the applicable breach, the recipient will be deemed to have accepted responsibility for the Losses set forth in such notice and will have no further right to contest the validity of such notice. If the recipient responds within such thirty (30) days after the receipt of the notice and rejects such Claim in whole or in part, the Party delivering such notice will be free to pursue such remedies as may be available to it under this Agreement, any other Ancillary Document or applicable Law.

Section 9.7  Tax Treatment. Unless otherwise required by applicable Law, all indemnification payments will constitute adjustments to the Purchase Price for all Tax purposes, and no Party will take any position inconsistent with such characterization.

Section 9.8  No Right of Contribution. The Majority Stockholder will have no right to seek contribution from AtlasClear, the Company or the Surviving Entity with respect to all or any part of any of the Majority Stockholder’s indemnification obligations under this Article IX.

Section 9.9  Set-off. AtlasClear shall have the right, subject to this Article IX, to set off any indemnification amounts owed to the AtlasClear Indemnified Parties pursuant to this Agreement; provided that, except in the case of Fraud, the AtlasClear Indemnified Parties shall first seek recovery from the Indemnity Escrow Amount with respect to Claims pursuant to Section 9.3(a) before exercising the set-off rights set forth in this Section 9.9.

Section 9.10  Exclusive Remedy. Except as otherwise expressly provided in this Agreement and except with respect to Fraud, the remedies provided for in this Article IX will be the sole and exclusive remedies of the Parties and their Affiliates and their respective shareholders, members, managers, trustees, officers, directors, employees, agents, representatives, successors and assigns for any breach of or inaccuracy in any representation or warranty contained in this Agreement or any failure to perform the covenants, agreements or undertakings in this Agreement; provided, however, that the rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any Party will not preclude or waive the right to use any or all other remedies.

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Section 9.11   No Waiver. The provisions in this Article IX do not waive or affect any Claims arising out of or relating to Fraud to which any AtlasClear Indemnified Party may be entitled, or relieve or limit the liability of the Majority Stockholder from any liability arising out of or resulting from Fraud, or breach of any covenant, in connection with the Transactions or in connection with the delivery of any of the Ancillary Documents.

Section 9.12  Distribution of Indemnity Escrow Account. Subject to the terms of this Agreement and the Escrow Agreement, no later than five (5) Business Days following the date that is the eighteen (18) month anniversary of the Closing Date, AtlasClear and the Majority Stockholder shall jointly instruct the Escrow Agent to release to the Company Stockholders, in accordance with their respective Pro Rata Shares, any portion of the Indemnity Escrow Amount then remaining in the Indemnity Escrow Account (as defined in the Escrow Agreement), less (a) any amounts necessary to satisfy any indemnification obligations of the Company Stockholders resolved but remaining unsatisfied and (b) any amounts necessary to satisfy any other indemnification Claims against any Company Stockholders then pending for which a Claim notice was timely delivered by the applicable AtlasClear Indemnified Party.

Section 9.13  Calculation of Losses. The amount of any Claims or Losses subject to indemnification under this Article IX shall be calculated net of any amounts recovered by the indemnified party or its Affiliates under applicable insurance policies (but taking into account any deductible or retention and premium increase resulting therefrom). The indemnified party shall make or cause to be made commercially reasonable Claims for insurance under such policies that may be applicable to the matter giving rise to the indemnification Claim hereunder; provided that the availability of insurance shall not in any way affect the indemnified party’s indemnification remedies hereunder.

Article X

MISCELLANEOUS

Section 10.1  Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of AtlasClear and the Company.

Section 10.2  Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by AtlasClear and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 10.2 shall be void, ab initio.

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Section 10.3  Notices. All notices, requests, Claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) If to any AtlasClear Party or the Company (following Closing) to:

AtlasClear Holdings, Inc.

4350 W. Cypress St. Suite 270

Tampa, FL 33607

Attention: Sandip Patel

Email: [***]

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

1750 Tysons Blvd. Suite 1000

McLean, VA 22102

Attention: Jason Simon

E-mail: Jason.simon@gtlaw.com

(b) If to the Majority Stockholder or Company (prior to Closing) to:

The Robert D. Keyser, Jr. Revocable Trust c/o Robert D. Keyser, Jr., Trustee

2700 N. Military Trail – Suite 100

Boca Raton, FL 33431

Attention: Robert D. Keyser, Jr., Trustee

Email: [***]

with a copy (which shall not constitute notice) to:

ArentFox Schiff LLP

1717 K Street NW

Washington, D.C. 20006

Attention: Ralph V. DeMartino and Marc E. Rivera

Email: ralph.demartino@afslaw.com; marc.rivera@afslaw.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10.4  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 10.5  Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel and accountants, shall be paid by the Party incurring such fees or expenses.

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Section 10.6  Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) references from or through any date mean from and including or through and including such date, respectively, (j) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (k) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (l) the words “made available” (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to AtlasClear, any documents or other materials posted to the electronic data room on “https://atlasclear-my.sharepoint.com/” made available to AtlasClear as of 10:00 p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement; (m) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (n) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 10.7  Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the AtlasClear Disclosure Schedules corresponding to any Section or subsection of Article III (in the case of the Company Disclosure Schedules) or Article V (in the case of the AtlasClear Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of Article III (in the case of the Company Disclosure Schedules) or Article V (in the case of the AtlasClear Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article III or Article V may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 10.8  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 10.12.

Section 10.9  Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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Section 10.10   Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 10.11  Knowledge of Company; Knowledge of AtlasClear. For all purposes of this Agreement, the phrase “to the Company’s knowledge”, “to the knowledge of the Company” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 10.11 of the Company Disclosure Schedules, assuming reasonable due inquiry. For all purposes of this Agreement, the phrase “to AtlasClear’s knowledge”, “to the knowledge of AtlasClear” and “known by AtlasClear” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 10.11 of the AtlasClear Disclosure Schedules, assuming reasonable due inquiry. For the avoidance of doubt, none of the individuals set forth on Section 10.11 of the Company Disclosure Schedules or Section 10.11 of the AtlasClear Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 10.12   No Recourse. Except for Claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any AtlasClear Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to Claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the AtlasClear Non-Party Affiliates, in the case of AtlasClear, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no Claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) except in the case of Fraud, none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any Claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, AtlasClear or any Non-Party Affiliate concerning any Group Company, any AtlasClear Party, this Agreement or the transactions contemplated hereby.

Section 10.13  Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of the AtlasClear Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the AtlasClear Parties set forth herein or (c) waive compliance by the AtlasClear Parties with any of the agreements or conditions set forth herein. AtlasClear may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

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Section 10.14  Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.14.

Section 10.15  Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware, or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware for the purposes of any Proceeding, Claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or Claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding, Claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any Claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 10.15 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, Claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, Claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 10.3 shall be effective service of process for any such Proceeding, Claim, demand, action or cause of action.

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Section 10.16  Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 10.17  Guaranty. Robert D. Keyser, Jr., individually (the “Guarantor”), hereby irrevocably and unconditionally guarantees to the AtlasClear Parties the full and punctual payment and performance of all obligations of the Majority Stockholder under this Agreement and the Ancillary Documents, including its obligations under Article IX. The Guarantor shall not, and shall cause the Majority Stockholder not to, revoke or amend the Trust Agreement or distribute or transfer any assets of the trust estate in any manner that would impair the ability of the Majority Stockholder to perform such obligations. This guaranty is a guaranty of payment and not of collection, and the Guarantor waives any requirement that the AtlasClear Parties first proceed against the Majority Stockholder or the Indemnity Escrow Amount. The Guarantor is a party to this Agreement solely for purposes of this Section 10.17 and Article X.

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

ATLASCLEAR HOLDINGS, INC.

By:	/s/ Sandip I. Patel
Name:	Sandip I. Patel
Title:	Chief Financial Officer

AC ARK SUBCO 1, INC.

By:	/s/ Sandip I. Patel
Name:	Sandip I. Patel
Title:	Chief Financial Officer

AC ARK SUBCO 2, LLC

By:	/s/ Sandip I. Patel
Name:	Sandip I. Patel
Title:	Chief Financial Officer

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

ARK FINANCIAL SERVICES, INC.

By:	/s/ Robert D. Keyser, Jr.
Name:	Robert D. Keyser, Jr.
Title:	President/Director

ROBERT D. KEYSER, JR

/s/ Robert D. Keyser, Jr.

THE ROBERT D. KEYSER, JR. REVOCABLE TRUST

By:	/s/ Robert D. Keyser, Jr.
Robert D. Keyser, Jr., Trustee